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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-124510

Prospectus

$400,000,000
Offer To Exchange
6 3/4% Senior Subordinated Notes due 2013, Registered under the Securities Act for

All Outstanding 6 3/4% Senior Subordinated Notes due 2013

of

Sanmina-SCI Corporation

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.
NEW YORK CITY TIME, ON JUNE 30, 2005, UNLESS EXTENDED

TERMS OF THE EXCHANGE OFFER:

    •
    We are offering to exchange $400,000,000 aggregate principal amount of registered 6 3/4% Senior Subordinated Notes due 2013, which we refer to as the exchange notes, for all of our original unregistered 6 3/4% Senior Subordinated Notes due 2013, which we refer to as the original notes, that were issued on February 24, 2005.

    •
    We are also offering to exchange the guarantees associated with the original notes, which we refer to as the original guarantees, for the guarantees associated with the exchange notes, which we refer to as the exchange guarantees.

    •
    The terms of the exchange notes will be substantially identical to the original notes, except that the exchange notes will not be subject to transfer restrictions or registration rights relating to the original notes.

    •
    There is no existing market for the exchange notes to be issued, and we do not intend to apply for their listing on any securities exchange or arrange for them to be quoted on any quotation system.

        See the section entitled "Description of Notes" that begins on page 42 for more information about the exchange notes to be issued in this exchange offer and the original notes.

        This investment involves risks. See the section entitled "Risk Factors" that begins on page 11 for a discussion of the risks that you should consider prior to tendering your original notes in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 1, 2005.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

        You should rely only on the information provided in this prospectus and the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering to exchange the original notes for new notes in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover.

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SUMMARY

        This summary highlights selected information included elsewhere or incorporated by reference in this prospectus to help you understand Sanmina-SCI and the terms of the notes and the notes guarantees. Because this is a summary, you should carefully read this prospectus, as well as the information incorporated by reference in this prospectus, to fully understand the terms of the notes and the notes guarantees and other considerations that may be important to you in making a decision about whether to invest in the Notes and the notes guarantees. Unless the context indicates or requires otherwise, the terms "Sanmina-SCI," "our company," "we," "us," and "our" as used in this prospectus refer to Sanmina-SCI Corporation, or Sanmina-SCI, and its consolidated subsidiaries. The terms "notes guarantors" and "notes guarantees' have the meanings defined in the "Description of Notes." Unless the context indicates or requires otherwise, references to the "original notes" and the "exchange notes" as used in this prospectus shall be deemed to include the applicable guarantees associated with such original notes or exchange notes, as the case may be. We use the term "notes" in this prospectus to collectively refer to the original notes and the exchange notes.

Sanmina-SCI Corporation

        We are a leading independent global provider of customized, integrated electronics manufacturing services, or EMS. We provide these comprehensive services primarily to original equipment manufacturers, or OEMs, in the communications, personal and business computing, enterprise computing and storage, multimedia, industrial and semiconductor capital equipment, defense and aerospace, medical and automotive industries. The combination of our advanced technologies, extensive manufacturing expertise and economies of scale enables us to meet the specialized needs of our customers in these markets in a cost-effective manner.

        Our end-to-end services in combination with our global expertise in supply chain management enable us to manage our customers' products throughout their life cycles. These services include:

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  product design and engineering, including initial development, detailed design, preproduction services and manufacturing design;

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  volume manufacturing of complete systems, components and subassemblies;

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  final system assembly and test;

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  direct order fulfillment and logistics services; and

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  after-market product service and support.

        Our business strategy enables us to win large outsourcing programs from leading multinational OEMs. Our customers primarily consist of OEMs that operate in a range of industries. Our top customers for fiscal 2004 included: Alcatel, S.A., or Alcatel; Applied Materials, Inc., or Applied Materials; EchoStar Communications Corporation, or EchoStar; Hewlett-Packard Company, or HP; Hitachi Global Storage Technologies, Inc., or Hitachi; International Business Machines Corporation, or IBM; Koninklijke Philips Electronics NV, or Philips Electronics; LSI Logic Corporation, or LSI; Nokia Corporation, or Nokia; Nortel Networks Corporation, or Nortel; Roche Diagnostics Operations, Inc., or Roche; Telefonaktiebolaget LM Ericsson, or Ericsson; and Tellabs, Inc., or Tellabs.

Recent Developments

  Completion of Tender Offer for Zero Coupon Convertible Subordinated Debentures Due 2020

        On March 25, 2005, we completed a tender offer for approximately $400 million accreted value of our outstanding Zero Coupon Convertible Subordinated Debentures Due 2020, or the Zero Coupon Debentures, at a tender price of $543.75 per $1,000 principal amount at maturity of the Zero Coupon

Debentures. In this prospectus, we refer to the issuance of the original notes in the initial private placement and the completion of the tender offer as the refinancing.

        We were incorporated in Delaware in May 1989 to acquire our predecessor company, which had been in the printed circuit board and backplane business since 1980. In December 2001, we acquired SCI and subsequently changed our name to Sanmina-SCI Corporation. Our principal executive offices are located at 2700 North First Street, San Jose, California 95134. Our telephone number is (408) 964-3500 and our Internet address is www.sanmina-sci.com. The information contained in or linked to our website is not intended to be a part of this prospectus.

The Exchange Offer

The Initial Offering of Original Notes	On February 24, 2005, we issued in a private placement $400 million aggregate principal amount of 6 3/4% Senior Subordinated Notes due 2013. We refer to these notes as the original notes in this prospectus.
Registration Rights Agreement
Pursuant to the registration rights agreement between Sanmina-SCI, the note guarantors and the initial purchasers entered into in connection with the initial private placement, Sanmina-SCI and the notes guarantors have agreed to offer to exchange the original notes for up to $400 million aggregate principal amount of 6 3/4% Senior Subordinated Notes due 2013 that are being offered hereby. We refer to the notes issued for the original notes in this exchange offer as the exchange notes. When we refer to the exchange notice in the prospectus we are also referring to the associated guarantees of the exchange notes. We have filed this registration statement to meet our obligation under the registration rights agreement. If Sanmina-SCI or any notes guarantor fails to satisfy these obligations under the registration rights agreement, it will pay special interest to holders of the original notes under specified circumstances. See "Exchange Offer; Registration Rights."
The Exchange Offer
We are offering to exchange the exchange notes, which have been registered under the Securities Act of 1933, as amended, or the Securities Act, for the same aggregate principal amount of the original notes.

The original notes may be tendered only in $1,000 increments. We will exchange the applicable exchange notes for all original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration date of the exchange offer.

The exchange notes will evidence the same debt as the original notes and will be issued under and entitled to the benefits of the same indenture that governs the original notes. Holders of the original notes do not have any appraisal or dissenter rights in connection with the exchange offer. Because we have registered the exchange notes, the exchange notes will not be subject to transfer restrictions, and holders of original notes that have tendered and had their original notes accepted in the exchange offer will have no registration rights.

If You Fail to Exchange Your Original Notes
If you do not exchange your original notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer provided in the original notes and indenture governing those notes. In general, you may not offer or sell your original notes unless they are registered under the federal securities laws or are sold in a transaction exempt from or not subject to the registration requirements of the federal securities laws and applicable state securities laws.
Procedures for Tendering Notes
If you wish to tender your original notes for exchange notes and you hold your original notes in book-entry form, you must request your participant of the Depositary Trust Company, or DTC, to, on your behalf, instead of physically completing and signing the letter of transmittal and delivering the letter and your original notes to the exchange agent, electronically transmit an acceptance through DTC's Automated Tender Offer Program, or ATOP. If your original notes are held in book-entry form and are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly if you wish to tender your original notes pursuant to this exchange offer.
If you wish to tender your original notes for exchange notes and you hold your original notes in certificated form, you must:
• complete and sign the enclosed letter of transmittal by following the related instructions, and
•
send the letter of transmittal, as directed in the instructions, together with any other required documents, to the exchange agent either (1) with the original notes to be tendered, or (2) in compliance with the specified procedures for guaranteed delivery of the original notes.

Please do not send your letter of transmittal or certificates representing your original notes to us. Those documents should be sent only to the exchange agent. Questions regarding how to tender and requests for information should be directed to the exchange agent. See "The Exchange Offer—Exchange Agent."
Resale of the Exchange Notes
Except as provided below, we believe that the exchange notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:
• the exchange notes are being acquired in the ordinary course of business,

•
you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer,
• you are not an affiliate of Sanmina-SCI,
• you are not a broker-dealer tendering original notes acquired directly from us for your account, and
• you are not prohibited by law or any policy of the Securities and Exchange Commission, or SEC, from participating in the exchange offer.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us. The SEC has not considered this exchange offer in the context of a no-action letter. We cannot assure you that the SEC would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any exchange notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where the original notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."
Record Date	We mailed this prospectus and the related offer documents to the registered holders of the original notes on June 1, 2005.
Expiration Date
The exchange offer will expire at 5:00 p.m., New York City time, on June 30, 2005, unless we decide to extend the expiration date. However, the latest time and date to which the exchange offer may be extended is at 5:00 p.m., New York City time, on July 27, 2005.
Conditions to the Exchange Offer	The exchange offer is subject to customary conditions. This exchange offer is not conditioned upon any minimum principal amount of the original notes being tendered.
Exchange Agent	U.S. Bank National Association, is serving as exchange agent for the exchange offer.

Withdrawal Rights
You may withdraw the tender of your original notes at any time before the expiration date of the exchange offer. You must follow the withdrawal procedures as described under the heading "The Exchange Offer—Withdrawal of Tenders."
Federal Income Tax Considerations	The exchange of original notes for the exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.
Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes for the original notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

The Notes

        The form and terms of the exchange notes are the same as the form and terms of the original notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not have the benefit of the registration rights and special interest provisions contained in the original notes. The exchange notes represent the same debt as the original notes for which they are being exchanged. Both the original notes and the exchange notes are governed by the same indenture.

Issuer	Sanmina-SCI Corporation.
Notes Offered	$400,000,000 aggregate principal amount of 6 3/4% Senior Subordinated Notes due 2013.
Maturity	March 1, 2013.
Interest Payment Dates	March 1 and September 1 of each year, beginning on September 1, 2005.
Guarantees
The notes are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated unsecured basis by substantially all of our domestic restricted subsidiaries for so long as those subsidiaries guarantee any of our other debt (other than unregistered senior debt and debt under our senior secured credit facility). For the quarter ended April 2, 2005 our consolidated subsidiaries that are not notes guarantors had net sales of $2.3 billion and net loss of $53.1 million, and at April 2, 2005 those subsidiaries had assets of $4.2 billion and debt and other liabilities of approximately $2.3 billion (or $1.3 billion of debt and other liabilities after excluding intercompany transactions).
Ranking	The notes are:
• our senior subordinated, unsecured obligations;
•
subordinated in right of payment to all of our existing and future senior debt, including any amounts outstanding under our senior secured credit facility and our outstanding 10.375% Senior Secured Notes due January 15, 2010, or the 10.375% Senior Secured Notes;
• effectively subordinated in right of payment to all existing and future debt and other liabilities, including trade payables, of any of our subsidiaries that do not guarantee the notes;
• equal in right of payment with all of our future senior subordinated debt; and
•
senior in right of payment to all of our existing and future subordinated debt, including our guarantee of the 3% Convertible Subordinated Notes due 2007 of SCI, or the 3% Notes, and our outstanding Zero Coupon Debentures.

The notes guarantee of each notes guarantor are:
• the senior subordinated, unsecured obligation of the notes guarantor;
•
subordinated in right of payment to all existing and future senior debt of the notes guarantor, including any amounts guaranteed by the notes guarantor under the senior secured credit facility and the 10.375% Senior Secured Notes;
• equal in right of payment with all future senior subordinated debt of such notes guarantor; and
• senior in right of payment to all existing and future subordinated debt of the notes guarantor, including the 3% Notes.

As of April 2, 2005, our total outstanding consolidated debt was approximately $1.9 billion, of which approximately $790.5 million (excluding a $23.0 million reduction in the carrying amount of our 10.375% Senior Secured Notes related to our interest rate swap transaction) was senior debt, $400.0 million (excluding a $10.8 million reduction in the carrying amount of our 6.75% Senior Subordinated Notes related to our interest rate swap transaction) was senior subordinated debt, and approximately $747.0 million was subordinated debt. All of our senior debt is secured debt.
Optional Redemption
We may redeem the notes, in whole or in part, at any time prior to March 1, 2009, at a redemption price that is equal to the sum of (1) the amount of the notes to be redeemed, (2) accrued and unpaid interest on those notes and (3) a "make-whole" premium as specified in this prospectus under "Description of Notes—Optional Redemption."
We may redeem the notes, in whole or in part, beginning on March 1, 2009, at the redemption prices specified in this prospectus under "Description of Notes—Optional Redemption."

At any time prior to March 1, 2008, we may redeem up to 35% of the notes with the proceeds of certain equity offerings at the redemption price specified in this prospectus under "Description of Notes—Optional Redemption."
Certain Covenants
We issued the notes under an indenture among us, the note guarantors and U.S. Bank National Association, as trustee. The indenture includes covenants that limit our ability and the ability of our restricted subsidiaries to:

	•	incur additional debt, including guarantees by our restricted subsidiaries;
	•	make investments and other restricted payments, pay dividends on our capital stock, or redeem or repurchase our capital stock or subordinated obligations, subject to certain exceptions;
	•	create specified liens;
	•	sell assets;
	•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;
	•	engage in transactions with affiliates;
	•	incur layered debt; and
	•	consolidate or merge with or into other companies or sell all or substantially all of our assets.
These covenants are subject to a number of important exceptions and qualifications described under "Description of Notes—Certain Covenants."

During any future period in which Standard & Poor's Rating Services and Moody's Investor's Services, Inc. each have assigned an investment grade credit rating to the notes and no default or event of default has occurred or is continuing under the indenture, certain of the covenants will cease to be in effect. If either of these ratings agencies then withdraws its ratings or downgrades the ratings assigned to the notes below the required investment grade rating or a default or event of default occurs and is continuing, the suspended covenants will again be in effect. See "Description of Notes—Suspension of Covenants."
Change of Control
Following a Change of Control (as defined in "Description of Notes—Certain Definitions"), Sanmina-SCI will be required to make an offer to repurchase all or any portion of your notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.
Registration Rights
In connection with the offering of the original notes, we and the notes guarantors agreed to offer to exchange the original notes for exchange notes. We and the notes guarantors also agreed to provide a shelf registration statement to cover resales of the notes under certain circumstances. If we or any notes guarantor fails to satisfy these obligations, we will pay special interest to holders of the notes under specified circumstances. See "Exchange Offer; Registration Rights."

Ratio of Earnings to Fixed Charges

Fiscal Year Ended					Six Months Ended
September 30, 2000	September 29, 2001	September 28, 2002	September 27, 2003	October 2, 2004	April 2, 2005
6.7x	2.2x	—	—	1.0x	—

        The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For purposes of calculating the ratios, "earnings" consists of income (loss) before income taxes and loss from equity investees plus fixed charges, and "fixed charges" consists of interest expense, amortization of debt discount and debt issuance costs, and the portion of rental expense representative of interest expense. Earnings for fiscal 2002 and 2003 were insufficient to cover fixed charges by approximately $2.8 billion for fiscal 2002 and approximately $191.9 million for fiscal 2003. Earnings for the six months ended April 2, 2005 were insufficient to cover fixed charges by approximately $611.8 million. The loss before income taxes for fiscal 2002 included a goodwill impairment loss of $2.7 billion and the loss before income taxes for fiscal 2003 included an impairment of long-lived assets loss of $95.6 million. The loss before income taxes during the six months ended April 2, 2005 included a goodwill impairment loss of $600.0 million.

RISK FACTORS

        Prospective participants in the exchange offer should carefully consider all of the information contained in this prospectus, including the risks and uncertainties described below. Except with respect to the risk factors associated with the exchange offer, the risk factors set forth below are generally applicable to the original notes as well as the exchange notes.

Risks Relating to the Exchange Offer

If you fail to follow the exchange offer procedures, your notes will not be accepted for exchange.

        We will not accept your notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after timely receipt of your original notes, a properly completed and duly executed letter of transmittal and all other required documents or if you comply with the guaranteed delivery procedures for tendering your notes. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal, and all other required documents by the expiration date of the exchange offer, or you do not otherwise comply with the guaranteed delivery procedures for tendering your notes, we will not accept your original notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we will not accept your original notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.

If you fail to exchange your original notes for exchange notes, they will continue to be subject to the existing transfer restrictions and you may not be able to sell them.

        We did not register the original notes, nor do we intend to do so following the exchange offer. Original notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. As a result, if you hold original notes after the exchange offer, you may not be able to sell them. To the extent any original notes are tendered and accepted in the exchange offer, the trading market, if any, for the original notes that remain outstanding after the exchange offer may be adversely affected due to a reduction in market liquidity.

Because there is no public market for the exchange notes, you may not be able to resell them.

        The exchange notes will be registered under the Securities Act but will constitute a new issue of securities with no established trading market. We cannot assure you that an active market will exist for the exchange notes or that any trading market that does develop will be liquid. We do not intend to apply to list the exchange notes for trading on any securities exchange or to arrange for quotation on any automated dealer quotation system.

        The trading market for the notes may be adversely affected by:

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  changes in the overall market for non-investment grade securities;

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  changes in our financial performance or prospects;

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  the prospects for companies in our industry generally;

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  the number of holders of the notes;

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  the interest of securities dealers in making a market for the notes; and

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  prevailing interest rates and general economic conditions.

        Historically, the market for non-investment grade debt has been subject to substantial volatility in prices. The market for the notes, if any, may be subject to similar volatility. Prospective investors in the notes should be aware that they may be required to bear the financial risks of such investment for an indefinite period of time.

Risks Relating to an Investment in the Exchange Notes

Our substantial debt level could adversely affect our financial condition and prevent us from meeting our obligations under the notes. In certain circumstances, the indenture governing the notes permits us to redeem, repurchase or refinance our subordinated debt.

        We currently have a significant amount of debt. As of April 2, 2005, our total outstanding consolidated debt was approximately $1.9 billion, of which approximately $790.5 million (excluding a $23.0 million reduction the carrying amount of our 10.375% Senior Secured Notes related to our interest rate swap transaction) was senior debt, $400 million (excluding a $10.8 million reduction in the carrying amount of our 6.75% Senior Subordinated Notes related to our interest rate swap transaction) was senior subordinated debt, and approximately $747.0 million was subordinated debt. All of our senior debt and the senior debt of the notes guarantors is secured debt. Additionally, we have the capacity to borrow up to $500 million under our senior secured credit facility. In addition, subject to the existing and any future financing agreements, we may incur additional debt.

        Our substantial debt level could have important consequences. For example, it could:

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  make it more difficult for us to make payments on the notes;

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  require us to dedicate a substantial portion of our cash flow from operations and other capital resources to debt service;

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  limit our ability to fund working capital, capital expenditures, acquisitions, research and development and other general corporate requirements;

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  increase our vulnerability to adverse economic and industry conditions;

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  expose us to fluctuations in interest rates with respect to that portion of our debt which is at a variable rate of interest;

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  limit our flexibility in planning for, or reacting to, changes and opportunities in the EMS industry, including potential acquisitions and OEM divestiture transactions;

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  limit our ability to obtain additional financing on commercially reasonable terms, if at all; and

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  place us at a competitive disadvantage to any of our competitors that have less debt.

        The indentures governing the notes and our 10.375% Senior Secured Notes permit us to redeem repurchase our convertible subordinated debt (as described in "Description of Material Debt") if we meet a specified liquidity threshold and under certain other circumstances. See "Description of Notes—Certain Covenants—Limitation on Restricted Payments." In addition, in any event, under the terms of these indentures we are currently permitted to repay or repurchase the Zero Coupon Debentures because they are within one year of their stated maturity (as defined in the indentures). Under the indenture for the notes, we may also refinance our convertible subordinated debt with debt that has a maturity earlier than the stated maturity of the convertible subordinated debt.

To service our debt and fund our other capital requirements, we will require a significant amount of cash, and our ability to generate cash will depend on many factors beyond our control. Substantial amounts of our debt will become due prior to the maturity date of the notes.

        Our ability to meet our debt service obligations, including the notes, and to fund working capital, capital expenditures, acquisitions, research and development and other general corporate purposes, will depend upon our future performance, which will be subject to financial, business and other factors affecting our operations, many of which are beyond our control. Similarly, the ability of the notes guarantors to make payments on and refinance their debt will depend on their ability to generate cash in the future. To some extent, this is subject to general and regional economic, financial, competitive, legislative, regulatory and other factors that are beyond our or the notes guarantors' control. Neither we nor the notes guarantors can assure you that any of us will generate cash flow from operations, or that future borrowings will be available, in an amount sufficient to enable any of us to pay our debt, including the notes, or to fund other liquidity needs.

        We expect that substantial amounts of our debt will become due prior to the final maturity date of the notes, which we will be required to repay or refinance. Our Zero Coupon Debentures and the 3% Notes, which we have guaranteed, either mature or give the holders of these securities the right to require us to repurchase these securities prior to the maturity date of the notes. See "Description of Material Debt." We are also required to prepay the senior secured credit facility if, under the indenture governing our 10.375% Senior Secured Notes and the notes, we are required to make an offer to purchase those notes in the event of certain asset sales or a change in control and we are unable to meet certain conditions, including demonstrating our ability to meet a minimum liquidity test on a pro forma basis. If either we or the notes guarantors are unable to generate sufficient cash flow and are unable to refinance or extend outstanding borrowings on commercially reasonable terms or at all, we and the notes guarantors may have to:

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  reduce or delay capital expenditures planned for replacements, improvements and expansions;

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  sell assets;

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  restructure debt; and/or

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  obtain additional debt or equity financing.

        We cannot assure you that we or the notes guarantors could effect or implement any of these alternatives on satisfactory terms, if at all.

Your right to receive payments on the notes and the notes guarantees will be effectively subordinated to the rights of our existing and future senior creditors, including any amounts outstanding under our senior secured credit facility and our outstanding 10.375% Senior Secured Notes.

        The notes and the notes guarantees will be subordinated to the prior payment in full of our and the notes guarantors' existing and future senior debt, including any amounts outstanding under our senior secured credit facility and our outstanding 10.375% Senior Secured Notes. As of April 2, 2005, the notes and the guarantees were subordinated to approximately $790.5 million (excluding a $23.0 million reduction in the carrying amount of our 10.375% Senior Secured Notes related to our interest rate swap transaction) of senior debt, consisting primarily of the 10.375% Senior Secured Notes and the guarantees thereof. We also have the capacity to borrow up to $500 million under our senior secured credit facility. In addition, subject to the restrictions in our existing and any future financing agreements, we may incur additional senior debt. As a result of this subordination, in the event of any bankruptcy, liquidation, dissolution, reorganization or similar proceeding relating to us or a notes guarantor, the holders of senior debt of Sanmina-SCI and the notes guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the notes or the notes guarantees.

In addition, all payments on the notes will be blocked in the event of a payment default on certain of our senior debt and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults on our designated senior debt. See "Description of Notes—Subordination."

        In the event of any bankruptcy, liquidation, dissolution, reorganization or similar proceeding relating to Sanmina-SCI or the notes guarantors, as applicable, holders of the notes will participate with trade creditors and all other holders of subordinated indebtedness of Sanmina-SCI and the notes guarantors in the assets remaining after we have paid all of our senior debt. However, because the indenture relating to the notes requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we may not have sufficient funds to pay all of our creditors, and holders of the notes may receive less, ratably, than the holders of our senior debt.

We depend in substantial part on the cash flow from our non-guarantor subsidiaries to meet our obligations, and your right to receive payment on the notes and the notes guarantees will be effectively subordinated to the obligations of our non-guarantor subsidiaries.

        Our non-guarantor subsidiaries are separate and distinct legal entities with no obligation to pay any amounts due on the notes or the notes guarantees or to provide us or the notes guarantors with funds for our payment obligations, whether by dividend, distribution, loan or other payments. Our cash flow and our ability to service our debt, including the notes, depends in substantial part on the earnings of our non-guarantor subsidiaries and on the distribution of earnings, loans or other payments to us by these subsidiaries. See "Supplemental Guarantors Consolidating Financial Information" included in the financial statements incorporated by reference in this prospectus that sets forth certain supplemental financial information of the notes guarantors and the non-guarantor subsidiaries.

        In addition, the ability of these non-guarantor subsidiaries to make any dividend, distribution, loan or other payment to us could be subject to statutory or contractual restrictions. The senior secured credit facility generally prohibits us and our subsidiaries from making payments of dividends and other distributions, except that we may make limited repurchases of our common stock if we are in compliance with all of the facility's covenants and no default or event of default exists or would result therefrom under the facility. Payments to us by these non-guarantor subsidiaries are also contingent upon their earnings and their business considerations. Because we depend in part on the cash flow of these subsidiaries to meet our obligations, these types of restrictions could impair our ability to make scheduled interest and principal payments on the notes.

        In addition, under the indentures governing the notes and the 10.375% Senior Secured Notes, non-guarantor restricted subsidiaries are permitted to incur substantial amounts of additional debt (see the definition of Permitted Debt under "Description of Notes—Certain Covenants—Limitation on Debt"), and we and our restricted subsidiaries are permitted to make an unlimited amount of investments in non-guarantor restricted subsidiaries. The notes would be effectively subordinated to any additional indebtedness incurred by the non-guarantor restricted subsidiaries. In addition, if we or our restricted subsidiaries invest additional amounts in non-guarantor restricted subsidiaries, in the event of a bankruptcy, liquidation, reorganization or other winding up of any of the non-guarantor restricted subsidiaries, assets that otherwise could be used to satisfy our obligations under the notes will first be used to satisfy the liabilities of the non-guarantor restricted subsidiaries.

        Our right to receive any assets of our non-guarantor subsidiaries upon their bankruptcy, liquidation, dissolution, reorganization or similar proceeding, and therefore your right to participate in those assets, will be effectively subordinated to the claims of these subsidiaries' creditors, including trade creditors. In addition, even if Sanmina-SCI or the notes guarantors were a creditor of one or more of these subsidiaries, the rights of Sanmina-SCI and the rights of the notes guarantors as creditors would be subordinated to any security interest in the assets of these subsidiaries and any debt of these subsidiaries senior to that held by us or the notes guarantors. As a result, the notes and the notes guarantees will be effectively subordinated to all liabilities, including trade payables, of our current or future subsidiaries that are not notes guarantors. As of April 2, 2005, the notes and the notes guarantees were effectively subordinated to $1.3 billion of liabilities of our non-guarantor subsidiaries.

We may not be able to finance future needs or adapt our business plan to changes because of restrictions contained in the terms of the notes, the 10.375% Senior Secured Notes, the senior secured credit facility and instruments governing our other debt.

        Our senior secured credit facility and the indentures for the 10.375% Senior Secured Notes and the notes contain various covenants that limit our ability to, among other things:

  •
  incur additional debt, including guarantees by us or our restricted subsidiaries;

  •
  make investments, pay dividends on our capital stock, or redeem or repurchase our capital stock or subordinated obligations, subject to certain exceptions;

  •
  create specified liens;

  •
  make capital expenditures;

  •
  sell assets;

  •
  make acquisitions;

  •
  create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

  •
  engage in transactions with affiliates;

  •
  engage in sale and leaseback transactions;

  •
  incur layered indebtedness; and

  •
  consolidate or merge with or into other companies or sell all or substantially all of our assets.

        Our ability to comply with covenants contained in the notes, the 10.375% Senior Secured Notes, the senior secured credit facility and agreements governing other debt to which we are or may become a party may be affected by events beyond our control, including prevailing economic, financial and industry conditions. The senior secured credit facility requires us to comply with a fixed charge coverage ratio and a leverage ratio. Additionally, the senior secured credit facility contains numerous affirmative covenants, including covenants regarding payment of taxes and other obligations, maintenance of insurance, reporting requirements and compliance with applicable laws and regulations. Further, the senior secured credit facility contains negative covenants limiting our ability and the ability of our subsidiaries, among other things, to incur debt, grant liens, make acquisitions, make certain restricted payments, sell assets and enter into sale and lease back transactions. Additional debt we incur in the future may subject us to further covenants.

        Our failure to comply with these covenants could result in a default under the agreements governing the relevant debt. In addition, if any such default is not cured or waived, the default could result in an acceleration of debt under our other debt instruments that contain cross acceleration or cross-default provisions, which could require us to repay or repurchase debt, together with accrued interest, prior to the date it otherwise is due and that could adversely affect our financial condition. If a default occurs under our senior secured credit facility, the lenders could cause all of the outstanding debt obligations under the senior secured credit facility to become due and payable, which could result in a default under the 10.375% Senior Secured Notes and the notes and could lead to an acceleration of these respective obligations. Upon a default or cross-default, the collateral agent, at the direction of the lenders under the senior secured credit facility could proceed against the collateral. Even if we are able to comply with all of the applicable covenants, the restrictions on our ability to manage our business in our sole discretion could adversely affect our business by, among other things, limiting our ability to take advantage of financings, mergers, acquisitions and other corporate opportunities that we believe would be beneficial to us.

We may not be able to repurchase the notes upon a change of control.

        We will be required to make an offer to purchase all of your notes in the event of a change of control. As a result of such offer, you may require us to repurchase all or a portion of your notes. We cannot assure you that we will have sufficient funds to pay the repurchase price in the event of a change of control. In addition, agreements governing debt that we may incur in the future may restrict or prohibit us from repurchasing the notes upon a change of control. If we are prohibited from repurchasing the notes when required, we could seek the consents of the applicable lenders to permit the repurchase or we could seek to refinance the applicable debt. We cannot assure you that we will be able to obtain any necessary consents or refinance the debt. Our failure to repurchase the notes as required for any reason would be a default under the indenture governing the notes, which would in turn be a default under the senior secured credit facility as well as certain of our other debt. In addition, an event constituting a change of control could also constitute a change of control or fundamental change under outstanding convertible subordinated notes.

        The senior secured credit facility provides that certain change of control events constitute an event of default under the senior secured credit facility. An event of default would entitle the lenders thereunder to, among other things, cause all outstanding debt obligations under the senior secured credit facility to become due and payable and to proceed against their collateral. We cannot assure you that we would have sufficient assets or be able to obtain sufficient third-party financing on favorable terms to satisfy all of our obligations under the senior secured credit facility, the 10.375% Senior Secured Notes, the notes or other debt.

        The provisions relating to a change of control included in the indenture governing the notes may increase the difficulty for a potential acquirer to obtain control of us. In addition, some important corporate events, such as leveraged recapitalizations, that would increase the level of our debt, would not constitute a "change of control" under the indenture.

Any future downgrades in our corporate credit rating may make it more expensive for us to borrow money and may adversely affect the trading price of the notes.

        Our current corporate credit rating from Standard & Poor's Rating Services is "BB-" with a ratings outlook of "negative." Our current senior unsecured issuer rating from Moody's Investors Service is "Ba2" with a ratings outlook of "negative." We do not know if either of these rating services will downgrade our ratings in the future. Any future downgrades may make it more expensive for us to raise additional capital in the future and may adversely affect the trading price of the notes.

The notes will have the benefit of the notes guarantees only so long as the notes guarantors guarantee certain of our other public debt securities.

        The indenture governing the notes will provide that the notes will be guaranteed by the notes guarantors only for so long as the notes guarantors guarantee any other debt of Sanmina-SCI (other than unregistered senior debt and debt under the senior secured credit facility). In such event, the risks applicable to our subsidiaries that are non-guarantor subsidiaries will also be applicable to the notes guarantors.

Bankruptcy law and state fraudulent conveyance laws may void our obligations and those of the notes guarantors under the notes and the notes guarantees, respectively.

        Under applicable provisions of federal bankruptcy law or bankruptcy laws of other relevant jurisdictions or comparable provisions of state fraudulent transfer laws, if, among other things, an issuer or guarantor, at the time it incurred any debt or provided a guarantee, as the case may be,

(1)
the issuer or guarantor received or receives less than reasonably equivalent value or fair consideration for the incurrence of such debt or providing such guarantees, and

•
was or is insolvent or rendered insolvent by reason of such occurrence or

•
was or is engaged in a business or transaction for which the assets remaining with the issuer or the guarantor constituted unreasonably small capital, or

•
intended or intends to incur, or believed or believes that it would incur, debts beyond the issuer's or the guarantor's ability to pay such debts as they mature, or

(2)
the delivery of a guarantee was found by a court to have been delivered with the intent to hinder, delay or defraud existing or future creditors, then the debt and the guarantees could be voided or claims in respect of the debt or the guarantees could be subordinated to all of the issuer's other debts or those of such guarantor, as the case may be. In addition, payment of interest and principal pursuant to the debt or the payment of amounts by a guarantor pursuant to a guarantee could be voided and required to be returned to the person making such payment, or to a fund for the credit of creditors of the issuer or those of such guarantor, as the case may be.

        The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, an entity would be considered insolvent if

(1)
the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature, or

(2)
it could not pay its debts as they become due. Sanmina-SCI believes that neither Sanmina-SCI nor any notes guarantor is insolvent, has unreasonably small capital for the business in which we or it is engaged or is incurring debts beyond our or its ability to pay debts as they mature. We cannot assure you, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions.

If the notes receive an investment grade rating, we will no longer be subject to most of the covenants in the indenture.

        If at any time the notes receive an investment grade rating from Standard & Poor's Ratings Services and Moody's Investors Service, Inc., subject to certain additional conditions, we and our restricted subsidiaries will no longer be subject to most of the covenants set forth in the indenture governing the notes. See "Description of Notes—Suspension of Covenants."

Risks Relating to Our Business

We are exposed to general market conditions in the electronics industry which could have a material adverse impact on our business, operating results and financial condition.

        As a result of the downturn in the electronics industry, demand for our manufacturing services declined significantly during our 2001, 2002, and 2003 fiscal years. The decrease in demand for manufacturing services by OEMs resulted primarily from reduced capital spending by communications service providers. Consequently, our operating results were adversely affected as a result of the deterioration in the communications market and the other markets that we serve. Although we have begun to see evidence of a recovery in several markets that we serve, if capital spending in these markets does not continue to improve, or improves at a slower pace than we anticipate, our revenue and profitability will be adversely affected. In addition, even as many of these markets begin to recover, OEMs are likely to continue to be highly sensitive to costs and will likely continue to place pressure on EMS companies to minimize costs. This will likely result in continued significant price competition among EMS companies, and this competition will likely continue to affect our results of operations.

        We cannot accurately predict future levels of demand for our customers' electronics products. As a result of this uncertainty, we cannot accurately predict if the improvement in the electronics industry will continue. Consequently, our past operating results, earnings and cash flows may not be indicative of our future operating results, earnings and cash flows. In particular, if the economic recovery in the electronics industry does not demonstrate sustained momentum, and if price competition for EMS services continues to be intense, our operating results may be adversely affected.

If demand for our higher-end, higher margin manufacturing services does not improve, our future gross margins and operating results may be lower than expected.

        Before the economic downturn in the communications sector and before our merger with SCI Systems, Inc., sales of our services to OEMs in the communications sector accounted for a substantially greater portion of our net sales and earnings than in recent periods. As a result of reduced sales to OEMs in the communications sector, our gross margins have declined because the services that we provided to these OEMs often were more complex, thereby generating higher margins than those that we provided to OEMs in other sectors of the electronics industry. For example, a substantial portion of our net sales are currently derived from sales of personal computers. Margins on personal computers are typically lower than margins that we have historically realized on communication products. OEMs are continuing to seek price decreases from us and other EMS companies and competition for this business remains intense. Although the electronics industry has begun to show indications of a recovery, pricing pressure on EMS companies continues to be strong and there continues to be intense price competition for EMS services. This price competition could adversely affect our gross margins. If demand for our higher-end, higher margin manufacturing services does not improve in the future, our gross margins and operating results in future periods may be adversely affected.

Our operating results are subject to significant uncertainties.

        Our operating results are subject to significant uncertainties, including the following:

  •
  economic conditions in the electronics industry;

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  the timing of orders from major customers and the accuracy of their forecasts;

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  the timing of expenditures in anticipation of increased sales, customer product delivery requirements and shortages of components or labor;

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  the mix of products ordered by and shipped to major customers, as high volume and low complexity manufacturing services typically have lower gross margins than more complex and lower volume services;

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  the degree to which we are able to utilize our available manufacturing capacity;

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  our ability to effectively plan production and manage our inventory and fixed assets;

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  our ability to efficiently move manufacturing activities to lower cost regions without adversely affecting customer relationships;

  •
  pricing and other competitive pressures;

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  seasonality in customers' product requirements;

  •
  fluctuations in component prices;

  •
  political and economic developments in countries in which we have operations;

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  component shortages, which could cause us to be unable to meet customer delivery schedules; and

  •
  new product development by our customers.

        A portion of our operating expenses is relatively fixed in nature, and planned expenditures are based, in part, on anticipated orders, which are difficult to estimate. If we do not receive anticipated orders as expected, our operating results will be adversely impacted. Moreover, our ability to reduce our costs as a result of current or future restructuring efforts may be limited because consolidation of operations can be costly and a lengthy process to complete.

If we receive other than an unqualified opinion on the adequacy of our internal control over financial reporting as of October 1, 2005 and future year-ends as required by Section 404 of the Sarbanes-Oxley Act of 2002 or we identify other issues in our internal controls, or if we are unable to deliver accurate and timely financial information, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the market price of our common stock and other securities.

        As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company's internal control over financial reporting in their annual reports on Form 10-K that contains an assessment by management of the effectiveness of the company's internal control over financial reporting. In addition, the independent registered public accounting firm auditing the company's financial statements must attest to and report on management's assessment of the effectiveness of the company's internal control over financial reporting. For example, in connection with the audit of our financial statements as of and for the year ended October 2, 2004, management and our independent registered public accounting firm identified a material weakness in our system of internal controls. This matter is discussed in additional detail in Item 4, Controls and Procedures, and in our most recent Annual Report on Form 10-K incorporated by reference into this prospectus. We have undertaken a rigorous review of our internal control over financial reporting in order to improve our internal controls, assure compliance with the Section 404 requirements, and ensure the delivery of accurate and timely financial information. We are currently implementing a number of measures intended to meet these objectives. We will need to make significant improvements in our internal controls on an ongoing basis. We will also need to complete and test necessary controls prior to the end of our current fiscal year in order to meet our Section 404 requirements. We cannot assure you that our review will not identify additional control deficiencies or that we will be able to implement improvements to our internal controls in a timely manner. As a result of these reviews or otherwise, we cannot assure you that we will not need to make adjustments to current period operating results or to operating results that have been previously publicly announced or otherwise experience an adverse affect on our operating results, financial condition or business. Moreover, if our independent auditors interpret the Section 404 requirements and the related rules and regulations differently from us or if our independent auditors are not satisfied with our internal control over financial reporting or with the level at which it is documented, operated or reviewed, they may decline to attest to management's assessment or issue a qualified report. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements, which could cause the market price of our common stock and other securities to decline.

An adverse change in the interest rates for our borrowings could adversely affect our financial condition.

        Interest to be paid by us on any borrowings under any of our credit facilities and other long-term debt obligations may be at interest rates that fluctuate based upon changes in various base interest rates. An adverse change in the base rates upon which our interest rates are determined could have a material adverse effect on our financial position, results of operations and cash flows.

We generally do not obtain long-term volume purchase commitments from customers, and, therefore, cancellations, reductions in production quantities and delays in production by our customers could adversely affect our operating results.

        We generally do not obtain firm, long-term purchase commitments from our customers. Customers may cancel their orders, reduce production quantities or delay production for a number of reasons. In the event our customers experience significant decreases in demand for their products and services, our customers may cancel orders, delay the delivery of some of the products that we manufacture or place purchase orders for fewer products than we previously anticipated. Even when our customers are contractually obligated to purchase products from us, we may be unable or, for other business reasons, choose not to enforce our contractual rights. Cancellations, reductions or delays of orders by customers would:

  •
  adversely affect our operating results by reducing the volumes of products that we manufacture for our customers;

  •
  delay or eliminate recoupment of our expenditures for inventory purchased in preparation for customer orders; and

  •
  lower our asset utilization, which would result in lower gross margins.

        In addition, customers may require that we transfer the manufacture of their products from one facility to another to achieve cost reductions and other objectives. These transfers may result in increased costs to us due to resulting facility downtime or less than optimal utilization of our manufacturing capacity.

We rely on a small number of customers for a substantial portion of our net sales, and declines in sales to these customers could adversely affect our operating results.

        Sales to our 10 largest customers accounted for 67.3% of our net sales in the six months ended April 2, 2005 and our two largest customers, IBM and HP, each accounted for 10% or more of our net sales for that period. We depend on the continued growth, viability and financial stability of our customers, substantially all of which operate in an environment characterized by rapid technological change, short product life cycles, consolidation, and pricing and margin pressures. We expect to continue to depend upon a relatively small number of customers for a significant percentage of our revenue. Consolidation among our customers may further concentrate our business in a limited number of customers and expose us to increased risks relating to dependence on a small number of customers. In addition, a significant reduction in sales to any of our large customers or significant pricing and margin pressures exerted by a key customer would adversely affect our operating results. In December 2004, IBM announced that it was selling its personal computer business to Lenovo Group, Ltd., or Lenovo, a China-based manufacturer of personal computers. A substantial portion of our sales to IBM relate to personal computer products. In the event that we are unable to enter into new supply agreements with Lenovo for the former IBM personal computer business that was sold to Lenovo, our net sales and operating results could be adversely affected. In the past, some of our large customers have significantly reduced or delayed the volume of manufacturing services ordered from us as a result of changes in their business, consolidations or divestitures or for other reasons. We cannot assure you that present or future large customers will not terminate their manufacturing arrangements with us or significantly change, reduce or delay the amount of manufacturing services ordered from us, any of which would adversely affect our operating results.

If our business declines or improves at a slower pace than we anticipate, we may further restructure our operations, which may adversely affect our financial condition and operating results.

        In July 2004, we announced our phase three restructuring plan, which we initially expected to result in restructuring charges of up to approximately $100 million. In January 2005, we announced an increase to planned restructuring costs under our phase three restructuring plan from $100 million to approximately $175 million. During the fourth quarter of fiscal 2004 and the first six months of fiscal 2005, we incurred $79.9 million of restructuring costs associated with this plan and expect to incur 50% to 75% of the total estimated costs by the end of fiscal 2005, with the remainder occurring in fiscal 2006. In addition, we anticipate incurring additional restructuring charges under our phase two restructuring plan, which was approved by management in the fourth quarter of fiscal 2002. Our phase two restructuring plan is expected to total approximately $275.0 million of both cash and non-cash restructuring charges, of which an aggregate of approximately $266.5 million was incurred in fiscal 2002, 2003 and 2004 and the first six months of fiscal 2005. We cannot be certain as to the actual amount of these restructuring charges or the timing of their recognition for financial reporting purposes. We may need to take additional restructuring charges in the future if our business declines or improves at a slower pace than we anticipate or if the expected benefits of recently completed and currently planned restructuring activities do not materialize. These benefits may not materialize if we incur unanticipated costs in closing facilities or transitioning operations from closed facilities to other facilities or if customers cancel orders as a result of facility closures. If we are unsuccessful in implementing our restructuring plans, we may experience disruptions in our operations and higher ongoing costs, which may adversely affect our operating results.

We are subject to intense competition in the EMS industry, and our business may be adversely affected by these competitive pressures.

        The EMS industry is highly competitive. We compete on a worldwide basis to provide electronics manufacturing services to OEMs in the communications, personal and business computing, enterprise computing and storage, multimedia, industrial and semiconductor capital equipment, defense and aerospace, medical and automotive industries. Our competitors include major global EMS providers such as Celestica, Inc., Flextronics International Ltd., Hon Hai (FoxConn), Jabil Circuit, Inc., and Solectron Corporation, as well as other EMS companies that often have a regional or product, service or industry specific focus. Some of these companies have greater manufacturing and financial resources than we do. We also face competition from current and potential OEM customers, who may elect to manufacture their own products internally rather than outsource the manufacturing to EMS providers.

        In addition to EMS companies, we also compete, with respect to certain of the EMS services we provide, with original design manufacturers, or ODMs. These companies, typically based in Asia, design products and product platforms that are then sold to OEMs, system integrators and others who configure and resell them to end users. To date, ODM penetration has been greatest in the personal computer, including both desktop and notebook computers, and server markets.

        We expect competition to intensify further as more companies enter markets in which we operate and the OEMs we serve continue to consolidate. To remain competitive, we must continue to provide technologically advanced manufacturing services, high quality service, flexible and reliable delivery schedules, and competitive prices. Our failure to compete effectively could adversely affect our business and results of operations.

Consolidation in the electronics industry may adversely affect our business.

        In the current economic climate, consolidation in the electronics industry may increase as companies combine to achieve further economies of scale and other synergies. Consolidation in the electronics industry could result in an increase in excess manufacturing capacity as companies seek to divest manufacturing operations or eliminate duplicative product lines. Excess manufacturing capacity has increased, and may continue to increase, pricing and competitive pressures for the EMS industry as a whole and for us in particular. Consolidation could also result in an increasing number of very large electronics companies offering products in multiple sectors of the electronics industry. The significant purchasing power and market power of these large companies could increase pricing and competitive pressures for us. If one of our customers is acquired by another company that does not rely on us to provide services and has its own production facilities or relies on another provider of similar services, we may lose that customer's business. Any of the foregoing results of industry consolidation could adversely affect our business.

Our failure to comply with applicable environmental laws could adversely affect our business.

        We are subject to various federal, state, local and foreign environmental laws and regulations, including those governing the use, storage, discharge and disposal of hazardous substances and wastes in the ordinary course of our manufacturing operations. We also are subject to laws and regulations governing the recyclability of products, the materials that may be included in products, and the obligations of a manufacturer to dispose of these products after end users have finished using them. If we violate environmental laws, we may be held liable for damages and the costs of remedial actions and may be subject to revocation of permits necessary to conduct our businesses. We cannot assure you that we will not violate environmental laws and regulations in the future as a result of our inability to obtain permits, human error, equipment failure or other causes. Any permit revocations could require us to cease or limit production at one or more of our facilities, which could adversely affect our business, financial condition and operating results. Although we estimate our potential liability with respect to violations or alleged violations and reserve for such liability, we cannot assure you that any accruals will be sufficient to cover the actual costs that we incur as a result of these violations or alleged violations. Our failure to comply with applicable environmental laws and regulations could limit our ability to expand facilities or could require us to acquire costly equipment or to incur other significant expenses to comply with these laws and regulations.

        Over the years, environmental laws have become, and in the future may become, more stringent, imposing greater compliance costs and increasing risks and penalties associated with violations. We operate in several environmentally sensitive locations and are subject to potentially conflicting and changing regulatory agendas of political, business and environmental groups. Changes in or restrictions on discharge limits, emissions levels, permitting requirements and material storage or handling could require a higher than anticipated level of operating expenses and capital investment or, depending on the severity of the impact of the foregoing factors, costly plant relocation.

        In addition to environmental laws and regulations that affect our own operations, recently a number of initiatives directed at reducing the use of hazardous materials in electronic devices and other products have begun to proliferate. Our customers will be required to comply with these initiatives, and we in turn will need to implement manufacturing processes that facilitate such compliance. We may incur additional costs that we are unable to pass on to our customers in order to meet the requirements of these initiatives.

We are potentially liable for contamination of our current and former facilities, including those of the companies we have acquired, which could adversely affect our business and operating results in the future.

        We are potentially liable for contamination at our current and former facilities, including those of the companies we have acquired. These liabilities include ongoing investigation and remediation activities at a number of sites, including our facilities located in Irvine, California, (a non-operating facility acquired as part of our acquisition of Elexsys); Owego, New York (a current facility of our Hadco subsidiary); Derry, New Hampshire (a non-operating facility of our Hadco subsidiary); and Fort Lauderdale, Florida (a former facility of our Hadco subsidiary). Currently, we are unable to anticipate whether any third-party claims will be brought against us for this contamination. We cannot assure you that third-party claims will not arise and will not result in material liability to us. In addition, there are several sites, including our facilities in Wilmington, Massachusetts; Clinton, North Carolina; Brockville, Ontario; and Gunzenhausen, Germany that are known to have groundwater contamination caused by a third party, and that third party has provided indemnity to us for the liability. Although we do not currently expect to incur liability for clean-up costs or expenses at any of these sites, we cannot assure you that we will not incur such liability or that any such liability would not be material to our business and operating results in the future.

Our key personnel are critical to our business, and we cannot assure you that they will remain with us.

        Our success depends upon the continued service of our executive officers and other key personnel. Generally, these employees are not bound by employment or non-competition agreements. We cannot assure you that we will retain our officers and key employees, particularly our highly skilled design, process and test engineers involved in the manufacture of existing products and development of new products and processes. The competition for these employees is intense. In addition, if Jure Sola, chairman and chief executive officer, Randy Furr, president and chief operating officer, or one or more of our other executive officers or key employees, were to join a competitor or otherwise compete directly or indirectly with us or otherwise be unavailable to us, our business, operating results and financial condition could be adversely affected.

Unanticipated changes in our tax rates or in our assessment of the realizability of our deferred tax assets or exposure to additional income tax liabilities could affect our operating results and financial condition.

        We are subject to income taxes in both the United States and various foreign jurisdictions. Significant judgment is required in determining our worldwide provision for income taxes and, in the ordinary course of business, there are many transactions and calculations where the ultimate tax determination is uncertain. Our effective tax rates could be adversely affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, changes in tax laws as well as other factors. For example, as a result of our continuous migration of certain operating activities from high-cost to low-cost regions, we determined during the second fiscal quarter of 2005 that it was more likely than not that certain of our deferred tax assets primarily relating to our U.S. operations would not be realized. As a result of this analysis, during the second quarter of fiscal 2005, we recorded a non-cash charge of $379.2 million in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109). Our tax determinations are regularly subject to audit by tax authorities and developments in those audits could adversely affect our income tax provision. Should our ultimate tax liability exceed our estimates, our income tax provision and operating results could be affected.

During the second quarter of fiscal 2005, we recorded a goodwill impairment loss of $600 million, and there can be no assurance that it will not be necessary to record additional goodwill impairment or long-lived asset impairment charges in the future.

        During the quarter ended April 2, 2005, we recorded a goodwill impairment loss of $600 million. The factors that led us to record a write-off of our deferred tax assets, which primarily related to U.S. operations, coupled with the recent decline in the market price of our common stock, led us to record this goodwill impairment loss. In particular, the shift of operations from U.S. facilities and other facilities in high cost locations to facilities in lower-cost locations has resulted in restructuring charges and a decline in sales with respect to our U.S. operations. In the event that the results of operations do not stabilize or improve, or the market price of our common stock declines further or does not rise, we could be required to record additional goodwill impairment or other long-lived asset impairment charges during fiscal 2005 or in future fiscal periods. Although these goodwill impairment charges are of a non-cash nature, they do adversely affect our results of operations in the periods in which such charges are recorded.

We are subject to risks arising from our international operations.

        We conduct our international operations primarily in Asia, Latin America, Canada and Europe and we continue to consider additional opportunities to make foreign acquisitions and construct new foreign facilities. We generated 76.8% of our net sales from non-U.S. operations during the six months ended April 2, 2005, and a significant portion of our manufacturing material was provided by international suppliers during this period. During the first half of fiscal 2004, we generated 72.8% of our net sales from non-U.S. operations. As a result of our international operations, we are affected by economic and political conditions in foreign countries, including:

  •
  the imposition of government controls;

  •
  export license requirements;

  •
  political and economic instability;

  •
  trade restrictions;

  •
  changes in tariffs;

  •
  labor unrest and difficulties in staffing;

  •
  coordinating communications among and managing international operations;

  •
  fluctuations in currency exchange rates;

  •
  increases in duty and/or income tax rates;

  •
  earnings repatriation restrictions;

  •
  difficulties in obtaining export licenses;

  •
  misappropriation of intellectual property; and

  •
  constraints on our ability to maintain or increase prices.

        To respond to competitive pressures and customer requirements, we may further expand internationally in lower cost locations, particularly in Asia, Eastern Europe and Latin America. If we pursue expansion in these locations, we may incur additional capital expenditures. We cannot assure you that we will realize the anticipated strategic benefits of our international operations or that our international operations will contribute positively to, and not adversely affect, our business and operating results.

        In addition, during fiscal 2004 and fiscal 2005, the decline in the value of the U.S. dollar as compared to the Euro and many other currencies has resulted in foreign exchange losses. To date,

these losses have not been material to our results of operations. However, continued fluctuations in the value of the U.S. dollar as compared to the Euro and other currencies in which we transact business could adversely affect our operating results.

We are subject to risks of currency fluctuations and related hedging operations.

        A portion of our business is conducted in currencies other than the U.S. dollar. Changes in exchange rates among other currencies and the U.S. dollar will affect our cost of sales, operating margins and revenues. We cannot predict the impact of future exchange rate fluctuations. In addition, certain of our subsidiaries that have non-U.S. dollar functional currencies transact business in U.S. dollars. We use financial instruments, primarily short-term foreign currency forward contracts, to hedge U.S. dollar and other currency commitments arising from trade accounts receivable, trade accounts payable and fixed purchase obligations. If these hedging activities are not successful or we change or reduce these hedging activities in the future, we may experience significant unexpected expenses from fluctuations in exchange rates.

We may not be successful in implementing strategic transactions, including business acquisitions, and we may encounter difficulties in completing and integrating acquired businesses or in realizing anticipated benefits of strategic transactions, which could adversely affect our operating results.

        We seek to undertake strategic transactions that give us the opportunity to access new customers, manufacturing and service capabilities, technologies and geographic markets, to lower our manufacturing costs and improve the margins on our product mix, and to further develop existing customer relationships. For example, we recently completed the acquisition of Pentex in order to provide lower cost printed circuit board manufacturing capacity in China. In addition, we will continue to pursue OEM divestiture transactions. Strategic transactions may involve difficulties, including the following:

  •
  integrating acquired operations and businesses;

  •
  allocating management resources;

  •
  scaling up production and coordinating management of operations at new sites;

  •
  managing and integrating operations in geographically dispersed locations;

  •
  maintaining customer, supplier or other favorable business relationships of acquired operations and terminating unfavorable relationships;

  •
  integrating the acquired company's systems into our management information systems;

  •
  addressing unforeseen liabilities of acquired businesses;

  •
  lack of experience operating in the geographic market or industry sector of the business acquired;

  •
  improving and expanding our management information systems to accommodate expanded operations; and

  •
  losing key employees of acquired operations.

        Any of these factors could prevent us from realizing the anticipated benefits of a strategic transaction, and our failure to realize these benefits could adversely affect our business and operating results. In addition, we may not be successful in identifying future strategic opportunities or in consummating any strategic transactions that we pursue on favorable terms, if at all. Although our goal is to improve our business and maximize stockholder value, any transactions that we complete may impair stockholder or debtholder value or otherwise adversely affect our business and the market price of our stock. Moreover, any such transaction may require us to incur related charges, and may pose significant integration challenges and/or management and business disruptions, any of which could harm our operating results and business.

If we are unable to protect our intellectual property or infringe or are alleged to infringe upon intellectual property of others, our operating results may be adversely affected.

        We rely on a combination of copyright, patent, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. As ODM services assume a greater degree of importance to our business, the extent to which we rely on intellectual property rights will increase. We cannot be certain that the steps we have taken will prevent unauthorized use of our technology. Our inability to protect our intellectual property rights could diminish or eliminate the competitive advantages that we derive from our proprietary technology.

        We may become involved in litigation in the future to protect our intellectual property or because others may allege that we infringe on their intellectual property. The likelihood of any such claims may increase as we increase the ODM aspects of our business. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidate our proprietary rights. In addition, these lawsuits, regardless of their merits, likely would be time consuming and expensive to resolve and would divert management's time and attention. Any potential intellectual property litigation alleging our infringement of a third-party's intellectual property also could force us or our customers to:

  •
  stop producing products that use the challenged intellectual property;

  •
  obtain from the owner of the infringed intellectual property a license to sell the relevant technology at an additional cost, which license may not be available on reasonable terms, or at all; and

  •
  redesign those products or services that use the infringed technology.

        Any costs we incur from having to take any of these actions could be substantial.

We and the customers we serve are vulnerable to technological changes in the electronics industry.

        Our customers are primarily OEMs in the communications, high-end computing, personal computing, aerospace and defense, medical, industrial controls and multimedia sectors. These industry sectors, and the electronics industry as a whole, are subject to rapid technological change and product obsolescence. If our customers are unable to develop products that keep pace with the changing technological environment, our customers' products could become obsolete, and the demand for our services could decline significantly. In addition, our customers may discontinue or modify products containing components that we manufacture, or develop products requiring new manufacturing processes. If we are unable to offer technologically advanced, easily adaptable and cost effective manufacturing services in response to changing customer requirements, demand for our services will decline. If our customers terminate their purchase orders with us or do not select us to manufacture their new products, our operating results could be adversely affected.

We may experience component shortages, which could cause us to delay shipments to customers and reduce our revenue and operating results.

        In the past from time to time, a number of components purchased by us and incorporated into assemblies and subassemblies produced by us have been subject to shortages. These components include application-specific integrated circuits, capacitors and connectors. As our business begins to improve following the economic downturn, we may experience component shortages from time to time. Unanticipated component shortages have prevented us from making scheduled shipments to customers in the past and may do so in the future. Our inability to make scheduled shipments could cause us to experience a shortfall in revenue, increase our costs and adversely affect our relationship with the affected customer and our reputation generally as a reliable service provider. Component shortages may also increase our cost of goods sold because we may be required to pay higher prices for components in short supply and redesign or reconfigure products to accommodate substitute components. In addition, we may purchase components in advance of our requirements for those components as a result of a threatened or anticipated shortage. In this event, we will incur additional inventory carrying costs, for which we may not be compensated, and have a heightened risk of exposure to inventory obsolescence. As a result, component shortages could adversely affect our operating results for a particular period due to the resulting revenue shortfall and increased manufacturing or component costs.

If we manufacture or design defective products, or if our manufacturing processes do not comply with applicable statutory and regulatory requirements, demand for our services may decline and we may be subject to liability claims.

        We manufacture products to our customers' specifications, and, in some cases, our manufacturing processes and facilities may need to comply with applicable statutory and regulatory requirements. For example, medical devices that we manufacture, as well as the facilities and manufacturing processes that we use to produce them, are regulated by the Food and Drug Administration. In addition, our customers' products and the manufacturing processes that we use to produce them often are highly complex. As a result, products that we manufacture or design may at times contain design or manufacturing defects, and our manufacturing processes may be subject to errors or not in compliance with applicable statutory and regulatory requirements. In addition, we are also involved in product and component design, and as we seek to grow our original design manufacturer business, this activity as well as the risk of design defects will increase. Defects in the products we manufacture or design may result in delayed shipments to customers or reduced or cancelled customer orders. If these defects or deficiencies are significant, our business reputation may also be damaged. The failure of the products that we manufacture or design or of our manufacturing processes and facilities to comply with applicable statutory and regulatory requirements may subject us to legal fines or penalties and, in some cases, require us to shut down or incur considerable expense to correct a manufacturing program or facility. In addition, these defects may result in liability claims against us. The magnitude of such claims may increase as we expand our medical, automotive, and aerospace and defense manufacturing services because defects in medical devices, automotive components, and aerospace and defense systems could seriously harm users of these products. Even if our customers are responsible for the defects, they may not, or may not have the resources to, assume responsibility for any costs or liabilities arising from these defects.

Recently enacted changes in the securities laws and regulations are likely to increase our costs.

        The Sarbanes-Oxley Act of 2002 that became law in July 2002 has required changes in some of our corporate governance, securities disclosure and compliance practices. In response to the requirements of that Act, the Securities and Exchange Commission and the Nasdaq National Market have promulgated new rules on a variety of subjects. Compliance with these new rules, particularly Section 404 of The Sarbanes-Oxley Act of 2002 regarding management's assessment of our internal control over financial reporting, has increased our legal and financial and accounting costs, and we expect these increased costs to continue indefinitely. We also expect these developments to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be forced to accept reduced coverage or incur substantially higher costs to obtain coverage. Likewise, these developments may make it more difficult for us to attract and retain qualified members of our board of directors or qualified executive officers.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including any statements regarding trends in future sales or results of operations, gross profit or gross margin, expenses, income or losses from operations, synergies or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning developments, performance or industry ranking; any statements regarding future economic conditions or performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Generally, the words "anticipate," "believe," "plan," "expect," "future," "intend," "may," "will," "should," "estimate," "predict," "potential," "continue" and similar expressions identify forward-looking statements. Our forward-looking statements are based on current expectations, forecasts and assumptions and are subject to risks, uncertainties and changes in condition, significance, value and effect as a result of the factors described herein, and in the documents incorporated herein by reference, including, in particular, those factors described under "Risk Factors." We undertake no obligation to publicly disclose any revisions to these forward-looking statements to reflect events or circumstances occurring subsequent to the date on the cover of this prospectus.

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the original notes. We will not receive any cash proceeds from the issuance of the exchange notes. The original notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any increase or decrease in our indebtedness.

        The net proceeds from the offering and sale of the original notes in the initial private placement was approximately $387.0 million in the aggregate after deducting the discounts and estimated expenses of this offering. On March 25, 2005, we used the net proceeds from the sale of the original notes, together with cash on hand, to repurchase approximately $400 million accreted value of our Zero Coupon Convertible Subordinated Debentures due 2020.

SELECTED CONSOLIDATED FINANCIAL DATA

        The selected consolidated statement of operations data for each of the five fiscal years in the period ended October 2, 2004, and the selected consolidated balance sheet data at the end of these fiscal years, are derived from our audited consolidated financial statements. The selected consolidated statement of operations data for each of the six month periods ended March 27, 2004 and April 2, 2005 and the selected consolidated balance sheet data as of April 2, 2005 are derived from our unaudited condensed consolidated financial statements. The selected consolidated statement of operations data for fiscal 2002 includes the operating results of SCI from and after December 3, 2001, the close of the accounting period nearest to the acquisition date of December 6, 2001. The selected consolidated financial data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," our consolidated financial statements and related notes and other financial and operating data included in this prospectus. The historical results are not necessarily predictive of results to be expected in any future period.

	Fiscal Year Ended					Six Months Ended
	September 30, 2000	September 29, 2001	September 28, 2002	September 27, 2003	October 2, 2004	March 27, 2004	April 2, 2005
						(unaudited)
	(in thousands)
Consolidated Statement of Operations Data:
Net sales	$4,239,102	$4,054,048	$8,761,630	$10,361,434	$12,204,607	$5,832,667	$6,138,108
Cost of sales	3,562,430	3,512,579	8,386,929	9,898,964	11,584,384	5,546,377	5,810,974
Gross profit	676,672	541,469	374,701	462,470	620,223	286,290	327,134
Operating expenses:
Selling, general and administrative and research and development	235,720	239,683	287,625	321,686	364,388	172,269	189,161
Amortization of goodwill and intangibles	23,545	26,350	5,757	6,596	8,547	4,401	4,101
Goodwill impairment and write down of intangible assets(1)	8,750	40,308	2,670,000	95,600	—	—	600,000
Merger and integration costs	19,863	12,523	3,707	10,720	4,203	3,782	283
Restructuring costs(2)	27,338	159,132	171,795	105,744	137,384	91,110	78,061

Total operating expenses	315,216	477,996	3,138,884	540,346	514,522	271,562	871,606

Operating income (loss)	361,456	63,473	(2,764,183)	(77,876)	105,701	14,728	(544,472)
Interest income	42,693	72,333	25,292	17,700	25,390	9,964	25,203
Interest expense	(46,796)	(55,218)	(97,833)	(130,263)	(132,809)	(58,818)	(87,509)
Other income (expense)	(7,382)	2,204	21,832	(7,768)	(13,863)	(4,884)	(4,984)

Other income (expense), net	(11,485)	19,319	(50,709)	(120,331)	(121,282)	(53,738)	(67,290)

Income (loss) before provision for income taxes and extraordinary item	349,971	82,792	(2,814,892)	(198,207)	(15,581)	(39,010)	(611,762)
Provision (benefit) for income taxes	139,877	42,346	(118,139)	(61,050)	(600)	(10,923)	399,380

Income (loss) before extraordinary item	210,094	40,446	(2,696,753)	(137,157)	(14,981)	—	—
Extraordinary gain, net of tax of $0	—	—	—	—	3,583	—	—

Net income (loss)	$210,094	$40,446	$(2,696,753)	$(137,157)	$(11,398)	$(28,087)	$(1,011,142)

Other Financial Data:
Ratio of earnings to fixed charges(3)	6.7x	2.2x	—	—	1.0x	0.4x	—

	As of
	September 30, 2000	September 29, 2001	September 28, 2002	September 27, 2003	October 2, 2004	April 2, 2005
						(unaudited)
	(in thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments(4)	$1,263,550	$1,388,391	$1,163,674	$1,082,988	$1,128,667	$1,205,431
Net working capital	1,913,617	2,090,956	2,105,049	2,073,112	1,476,587	1,594,001
Total assets	3,835,600	3,640,331	7,518,057	7,390,902	7,546,636	6,463,430
Total debt	1,217,705	1,234,408	2,241,230	1,929,119	1,921,123	1,903,701
Stockholders' equity	1,758,793	1,840,980	3,414,715	3,323,254	3,354,711	2,360,147

(1)
During fiscal 2002, we recorded an impairment loss of approximately $2.7 billion in connection with the annual impairment test pursuant to Statement of Financial Accounting Standards, or SFAS, No. 142, "Goodwill and Other Intangible Assets," which requires that companies no longer amortize goodwill but instead test for impairment at least annually. As of January 1, 2005, the remaining carrying value of goodwill was approximately $2.3 billion. There can be no assurance that future goodwill impairment tests will not result in further impairment charges.

(2)
We recognize restructuring costs related to our plans to exit certain activities resulting from the identification of duplicative and excess manufacturing and administrative facilities that we choose to close or consolidate. In connection with our exit activities, we record restructuring charges for employee termination costs, long-lived asset impairments, costs related to leased facilities to be abandoned or subleased, and other exit-related costs. These charges were incurred pursuant to formal plans developed by management and accounted for in accordance with Emerging Issues Task Force Issue, or EITF, No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)," EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination," SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," and, where applicable, SFAS No. 112, "Employers' Accounting for Postemployment Benefits—an Amendment of FASB Statements No. 5 and 43."

(3)
The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For purposes of calculating the ratios, "earnings" consists of income (loss) before income taxes and loss from equity investees plus fixed charges, and "fixed charges" consists of interest expense, amortization of debt discount and debt issuance costs, and the portion of rental expense representative of interest expense. Earnings for fiscal 2002 and 2003 were insufficient to cover fixed charges by approximately $2.8 billion for fiscal 2002 and approximately $191.9 million for fiscal 2003. Earnings for the six months ended April 2, 2005 were insufficient to cover fixed charges by approximately $611.8 million. The loss before income taxes for fiscal 2002 included a goodwill impairment loss of $2.7 billion and the loss before income taxes for fiscal 2003 included an impairment of long-lived assets loss of $95.6 million. The loss before income taxes during the six months ended April 2, 2005 included a goodwill impairment loss of $600.0 million.

(4)
Includes $25.5 million of restricted cash as of April 2, 2005.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        On February 24, 2005, we sold $400 million in aggregate principal amount of the original notes in a private placement. The original notes were sold to the initial purchasers who in turn resold the notes to a limited number of "Qualified Institutional Buyers," as defined under the Securities Act, and to non-U.S. persons in transactions outside the United States in reliance on Regulation S of the Securities Act. In connection with the sale of the original notes, we, the notes guarantors and the initial purchasers entered into a registration rights agreement. Under the registration rights agreement, we and the notes guarantors have agreed to file a registration statement regarding the exchange of the original notes for the exchange notes which are registered under the Securities Act. We have also agreed to use our reasonable efforts to cause the registration statement to become effective with the SEC and to conduct this exchange offer. For a more detailed explanation of our obligations under the registration rights agreement, see the section entitled "Exchange Offer; Registration Rights."

        We are making the exchange offer to comply with our obligations under the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

        In order to participate in the exchange offer, you must represent to us, among other things, that:

  •
  you are acquiring the exchange notes in the exchange offer in the ordinary course of your business;

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;

  •
  you do not have any arrangement or understanding with any person to participate in the distribution of the exchange notes;

  •
  you are not a broker-dealer tendering original notes acquired directly from us for your own account; and

  •
  you are not one of our "affiliates," as defined in Rule 405 of the Securities Act.

Resale of the Exchange Notes

        Based on a previous interpretation by the Staff of the SEC set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley & Co. Incorporated (available June 5, 1991), we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the representations set forth in "—Purpose and Effect of the Exchange Offer" apply to you.

        If:

  •
  you are one of our "affiliates," as defined in Rule 405 of the Securities Act;

  •
  you are a broker-dealer who acquired original notes in the initial private placement and not as a result of market-making activities or other trading activities; or

  •
  you acquire exchange notes in the exchange offer for the purpose of distributing or participating in the distribution of the exchange notes,

you cannot participate in the exchange offer or rely on the position of the staff of the SEC contained in the no-action letters mentioned above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

        Each broker-dealer that receives exchange notes for its own account in exchange for original notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The obligors have agreed that for a period of not more than 270 days after consummation of the registered exchange offer to make available a prospectus meeting the requirements of the Securities Act to any participating broker-dealers for use in connection with any resale of any such exchange notes so acquired. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resales of exchange notes received in exchange for original notes which the broker-dealer acquired as a result of market-making or other trading activities. Any holder that is a broker-dealer participating in the exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for broker-dealers participating in the exchange offer. We have not entered into any arrangement or understanding with any person to distribute the exchange notes to be received in the exchange offer. The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of original notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of the particular jurisdiction.

Terms of the Exchange Offer

        This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept original notes for exchange which are properly tendered on or before the expiration date and are not withdrawn as permitted below. The expiration date for this exchange offer is 5:00 p.m., New York City time, on June 30, 2005, or such later date and time to which we, in our sole discretion, extend the exchange offer, subject to applicable law. However, the latest time and date to which we can extend the exchange offer is 5:00 p.m., New York City time, on July 27, 2005.

        As of the date of this prospectus, $400 million in aggregate principal amount of the original notes are outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders of the original notes on this date. There will be no fixed record date for determining registered holders of the original notes entitled to participate in the exchange offer. However, holders of the original notes must cause their original notes to be tendered by book-entry transfer or tender their certificates for the original notes before the expiration date of the exchange offer in order to participate in the exchange offer.

        The form and terms of the exchange notes being issued in the exchange offer are the same as the form and terms of the original notes except that:

  •
  the exchange notes being issued in the exchange offer will have been registered under the Securities Act;

  •
  the exchange notes being issued in the exchange offer will not bear the restrictive legends restricting their transfer under the Securities Act; and

  •
  the exchange notes being issued in the exchange offer will not contain the registration rights and special interest provisions contained in the original notes.

        The exchange notes will evidence the same debt as the original notes and will be issued under the same indenture, so the exchange notes and the original notes will be treated as a single class of debt securities under the indenture. The original notes and the exchange notes will, however, have separate CUISP numbers.

        Outstanding notes being tendered in the exchange offer must be in integral multiples of $1,000. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered pursuant to the exchange offer.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of the original notes being tendered for exchange.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and applicable federal securities laws. Original notes that are not tendered for exchange under the exchange offer will remain outstanding and will be entitled to the rights under the related indenture. Any original notes not tendered for exchange will not retain any rights under the registration rights agreement and will remain subject to transfer restrictions. See "—Consequences of Failure to Exchange Outstanding Securities." You do not have any approval or dissenters' rights under the indenture in connection with the exchange offer.

        We will be deemed to have accepted validly tendered original notes when, as and if we will have given oral or written notice of our acceptance of the validly tendered original notes to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us. If any tendered original notes are not accepted for exchange because of an invalid tender or the occurrence of other events set forth in this prospectus or otherwise, certificates for any unaccepted original notes will be returned, or, in the case of original notes tendered by book-entry transfer, those unaccepted original notes will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of those original notes as promptly as practicable after the expiration date of the exchange offer. See "—Procedures for Tendering."

        Those who tender original notes in the exchange offer will not be required to pay brokerage commission or fees or, subject to the instruction in the letter of transmittal, transfer taxes with respect to the exchange under the exchange offer. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See "—Fees and Expenses."

Expiration Date; Extensions, Amendments

        The expiration date is 5:00 p.m., New York City time on June 30, 2005, or such later date and time to which we, in our sole discretion, extend the exchange offer, subject to applicable law. However, the latest time and date to which we can extend the exchange offer is 5:00 p.m., New York City time, on July 27, 2005.

        In case of an extension of the expiration date of the exchange offer, we will issue a press release or other public announcement no later than 9:00 a.m. Eastern time, on the next business day after the previously scheduled expiration date. Such notification may state that we are extending this exchange offer for a specified period of time, but in no event later than July 27, 2005.

Conditions to the Completion of the Exchange Offer

        We may not accept original notes for exchange and may terminate or not complete the exchange offer if:

  •
  any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the exchange offer or otherwise relating in any manner to the exchange offer is instituted or threatened;

  •
  any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the exchange offer, any of which would or might restrain, prohibit or delay completion of the exchange offer;

  •
  any of the following occurs and the adverse effect of such occurrence shall, in our reasonable judgment, be continuing:

  •
  any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States;

  •
  any extraordinary or material adverse change in U.S. financial markets generally, including, without limitation, a decline of at least 10% in either the Dow Jones Industrial Average, the NASDAQ Index or the Standard & Poor's 500 Index from the date of commencement of the exchange offer;

  •
  a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States;

  •
  any limitation, whether or not mandatory, by any governmental entity on, or any other event that would reasonably be expected to materially adversely affect, the extension of credit by banks or other lending institutions;

  •
  a commencement of a war or other national or international calamity directly or indirectly involving the United States, which would reasonably be expected to affect materially or adversely, or to delay materially, the completion of the exchange offer; or

  •
  if any of the situations described above existed at the time of commencement of the exchange offer and that situation deteriorates materially after commencement of the exchange offer.

  •
  any tender or exchange offer, other than this exchange offer by us, with respect to some or all of our outstanding common stock or any merger, acquisition or other business combination proposal involving us shall have been proposed, announced or made by any person or entity;

  •
  any event or events occur that have resulted or may result, in our reasonable judgment, in a material adverse change in our business or financial condition; or

  •
  as the term "group" is used in Section 13(d)(3) of the Exchange Act:

  •
  any person, entity or group acquires more than 5% of our outstanding shares of common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the exchange offer;

  •
  any such person, entity or group which had publicly disclosed such ownership prior to such date shall acquire additional common stock constituting more than 2% of our outstanding shares;

  •
  any new group shall have formed that beneficially owns more than 5% of our outstanding shares of common stock that in our reasonable judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the exchange offer or with such acceptance for exchange of existing notes;

  •
  any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939;

  •
  any governmental approval or approval by holders of the original notes has not been obtained if we, in our reasonable judgment, deem this approval necessary for the consummation of the exchange offer; or

  •
  there occurs a change in the current interpretation by the Staff of the SEC which permits the exchange notes to be issued in the exchange offer to be offered for resale, resold and otherwise transferred by the holders of the exchange notes, other than broker-dealers and any holder which is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes acquired in the exchange offer are acquired in the ordinary course of that holder's business and that holder has no arrangement or understanding with any person to participate in the distribution of the exchange notes to be issued in the exchange offer.

        If any of the above events occur, we may:

  •
  terminate the exchange offer and promptly return all tendered original notes to tendering holders;

  •
  complete and/or extend the exchange offer and, subject to your withdrawal rights, retain all tendered original notes until the extended exchange offer expires;

  •
  amend the terms of the exchange offer; or

  •
  waive any unsatisfied condition (other than those dependent upon receipt of necessary governmental approvals) and, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.

        We may assert these conditions with respect to the exchange offer regardless of the circumstances giving rise to them. All conditions to the exchange offer, other than those dependent upon receipt of necessary government approvals, must be satisfied or waived by us before the expiration of the exchange offer. We may waive any condition (other than those dependent upon receipt of necessary governmental approvals) in whole or in part at any time prior to the expiration of the exchange offer in our discretion. Our failure to exercise our rights under any of the above circumstances does not represent a waiver of these rights. Each right is an ongoing right that may be asserted at any time prior to the expiration of the exchange offer. Any determination by us concerning the conditions described above will be final and binding upon all parties.

        If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will file with the SEC and, if required, distribute to the registered holders of the original notes, and we will extend the exchange offer for a period of five to ten business days, as required by applicable law, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

Procedures for Tendering

        To effectively tender original notes by book-entry transfer to the account maintained by the exchange agent at DTC, holders of original notes must request a DTC participant to, on their behalf, in lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance through DTC's Automated Tender Offer Program ("ATOP"). DTC will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An "agent's message" is a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, as defined below, which states that DTC has received an express acknowledgment from the DTC participant tendering original notes on behalf of the holder of such original notes that such DTC participant has received and agrees to be bound by the terms and conditions of the exchange offer as set forth in this prospectus and the related letter of transmittal and that we may enforce such agreement against such participant or timely confirmation of a book-entry transfer of the original notes into the exchange agent's account at DTC (a "book-entry confirmation") pursuant to the book-entry transfer procedures described below, as well as an agent's message pursuant to DTC's ATOP system must be delivered to the exchange agent on or prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

        To effectively tender any original notes held in physical form, a holder of the original notes must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or a facsimile thereof, together with the certificates representing such original notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

        Holders of original notes whose certificates for original notes are not lost but are not immediately available or who cannot deliver their certificates and all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, or who cannot complete the procedures for book-entry transfer on or prior to the expiration date, may tender their original notes according to the guaranteed delivery procedures set forth in "—Guaranteed Delivery Procedures" below.

        The method of delivery of the letter of transmittal, any required signature guarantees, the original notes and all other required documents, including delivery of original notes through DTC, and transmission of an agent's message through DTC's ATOP system, is at the election and risk of the tendering holders, and the delivery will be deemed made only when actually received or confirmed by the exchange agent. If original notes are sent by mail, it is suggested that the mailing be registered mail, properly insured, with return receipt requested, made sufficiently in advance of the expiration date, as desired, to permit delivery to the exchange agent prior to 5:00 p.m. on the expiration date. Holders tendering original notes through DTC's ATOP system must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such respective date.

        No original notes, agent's messages, letters of transmittal or other required documents should be sent to us. Delivery of all original notes, agent's messages, letters of transmittal and other documents must be made to the exchange agent. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

        The tender by a holder of original notes, including pursuant to the delivery of an agent's message through DTC's ATOP system, will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

        Holders of original notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee who wish to tender must contact such registered holder promptly and instruct such registered holder how to act on such non-registered holder's behalf.

        Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each an "eligible institution") unless the original notes tendered pursuant to the letter of transmittal or a notice of withdrawal are tendered:

  •
  by a registered holder of original notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

  •
  for the account of an eligible institution.

        If a letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal.

        If the letter of transmittal is signed by a person other than the registered holder, the original notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holders' name appears on the original notes.

        All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered original notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all original notes not validly tendered or any original notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine. Although we intend to notify you of defects or irregularities with respect to tenders of original notes, none of us, the exchange agent, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of original notes, nor shall any of them incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such irregularities have been cured or waived. Any original notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

        Although we have no present plan to acquire any original notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any original notes that are not tendered in the exchange offer, we reserve the right, in our sole discretion, to purchase or make offers for any original notes after the expiration date of the exchange offer, from time to time, through open market or privately negotiated transactions, one or more additional exchange or tender offers, or otherwise, as permitted by law, the indenture and our other debt agreements. Following consummation of this exchange offer, the terms of any such purchases or offers could differ materially from the terms of this exchange offer.

        By tendering, each holder will represent to us that, among other things:

  •
  it is not an affiliate of ours;

  •
  the person acquiring the exchange notes in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and

  •
  neither the holder nor such person is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the exchange notes issued in the exchange offer.

        If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of exchange notes to be acquired in the exchange offer, that holder or any such other person:

  •
  may not participate in the exchange offer;

  •
  may not rely on the applicable interpretations of the staff of the SEC; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer who acquired its original notes as a result of market-making activities or other trading activities, and thereafter receives exchange notes issued for its own account in the exchange offer, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes issued in the exchange offer. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes Issued in the Exchange Offer

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered and will issue exchange notes registered under the Securities Act. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "—Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any original notes for exchange.

        For each original note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to that of the surrendered original note. As a result, registered holders of exchange notes issued in the exchange offer on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid on the original notes, from February 24, 2005. Original notes that we accept for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Under the registration rights agreement, we may be required to make additional payments in the form of additional interest to the holders of the original notes under circumstances relating to the timing of the exchange offer.

        In all cases, we will issue exchange notes in the exchange offer for original notes that are accepted for exchange only after the exchange agent timely receives:

  •
  certificates for such original notes or a book-entry confirmation of such original notes into the exchange agent's account at DTC or certificates for such original notes;

  •
  an agent's message or a properly completed and duly executed letter of transmittal; and/or

  •
  any other required documents.

        If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered original notes, or if a holder submits original notes for a greater principal amount than the holder desires to exchange or a holder withdraws original notes, we will return such unaccepted, non-exchanged or withdrawn original note without cost to the tendering holder. In the case of original notes tendered by book-entry transfer into the exchange agent's account at DTC, such non-exchanged original notes will be credited to an account maintained with DTC. We will return the original notes or have them credited to the DTC account as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfer

        The exchange agent will establish an account with respect to the original notes at DTC for purposes of this exchange offer. Any financial institution that is a participant in DTC's ATOP systems may use DTC's ATOP procedures to tender original notes. Such participant may make a book-entry delivery of original notes by causing DTC to transfer such original notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of original notes may be effected through a book-entry transfer at DTC, the letter of transmittal, or facsimile thereof, with any required signature guarantees, or an agent's message pursuant to the ATOP procedures and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address set forth in this prospectus on or prior to the expiration date of the exchange offer, or the guaranteed delivery procedures described below must be complied with. Delivery of documents to DTC will not constitute valid delivery to the exchange agent.

Guaranteed Delivery Procedures

        If your certificates for original notes are not lost but are not immediately available or you cannot deliver your certificates and any other required documents to the exchange agent on or prior to the expiration date, or you cannot complete the procedures for book-entry transfer on or prior to the expiration date, you may nevertheless effect a tender of your original notes if:

  •
  the tender is made through an eligible institution;

  •
  prior to the expiration date of the exchange offer, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a validly completed and duly executed notice of guaranteed delivery, substantially in the form provided with this prospectus, or an agent's message with respect to guaranteed delivery which:

  •
  sets forth your name and address and the amount of your original notes tendered;

  •
  states that the tender is being made thereby; and

  •
  guarantees that within three NYSE trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders

        Tenders of original notes may be properly withdrawn at any time prior 5:00 p.m., New York City time, on the expiration date of the exchange offer.

        For a withdrawal of a tender to be effective, a written notice of withdrawal delivered by hand, overnight by courier or by mail, or a manually signed facsimile transmission, or a properly transmitted "Request Message" through DTC's ATOP system, must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any such notice of withdrawal must:

  •
  specify the name of the person that tendered the original notes to be properly withdrawn;

  •
  identify the original notes to be properly withdrawn, including the principal amount of such original notes;

  •
  in the case of original notes tendered by book-entry transfer, specify the number of the account at DTC from which the original notes were tendered and specify the name and number of the account at DTC to be credited with the properly withdrawn original notes and otherwise comply with the procedures of such facility;

  •
  contain a statement that such holder is withdrawing its election to have such original notes exchanged for exchange notes;

  •
  other than a notice transmitted through DTC's ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which such original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the original notes register the transfer of such original notes in the name of the person withdrawing the tender; and

  •
  specify the name in which such original notes are registered, if different from the person who tendered such original notes.

        All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, and our determination shall be final and binding on all parties. Any original notes so properly withdrawn will be deemed not to have been validly tendered for exchange for purposes of this exchange offer. No exchange notes will be issued with respect to any withdrawn original notes unless the original notes so withdrawn are later tendered in a valid fashion. Any original notes that have been tendered for exchange but are not exchanged for any reason will be returned to the tendering holder thereof without cost to such holder, or, in the case of original notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such original notes will be credited to an account maintained with DTC for the original notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following the procedures described above at any time on or prior to the expiration date of the exchange offer.

Exchange Agent

        U.S. Bank National Association has been appointed as exchange agent for this exchange offer. Letters of transmittal, agent's message or Request Messages through DTC's ATOP system, notices of guaranteed delivery and all correspondence in connection with this exchange offer should be sent or delivered by each holder of original notes or a beneficial owner's broker, dealer, commercial bank, trust company or other nominee to the exchange agent at the following address: U.S. Bank National Association, West Side Flats Operations Center, 60 Livingston Avenue, St. Paul, MN 55107, Attention: Specialized Finance, telephone: (651) 495-3511, facsimile: (651) 495-8158. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Delivery or facsimile to a party other than the exchange agent will not constitute valid delivery.

Fees and Expenses

        The expenses of soliciting tenders pursuant to this exchange offer will be paid by us.

        Except as described above, we will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. We will, however, pay the reasonable and customary fees and out-of-pocket expenses of the exchange agent, the trustee, and legal, accounting, and related fees and expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses incurred in forwarding copies of this prospectus and related documents to the beneficial owners of the original notes, and in handling or forwarding tenders for exchange.

        We will also pay all transfer taxes, if any, applicable to the exchange of original notes pursuant to this exchange offer. If, however, original notes are to be issued for principal amounts not tendered or accepted for exchange in the name of any person other than the registered holder of the original notes tendered or if tendered original notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of original notes pursuant to this exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the consent and letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

        The estimated cash expenses to be incurred in connection with the exchange offer are estimated in the aggregate to be approximately $330,000. These expenses include registration fees, fees and expenses of the exchange agent, accounting and legal fees, and printing costs, among other expenses.

Consequences of Failure to Exchange Outstanding Securities

        Holders who desire to tender their original notes in exchange for exchange notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor us is under any duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange.

        Original notes that are not tendered or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the original notes and the existing restrictions on transfer set forth in the legend on the original notes set forth in the indenture for the notes. Except in limited circumstances with respect to specific types of holders of original notes, we will have no further obligation to provide for the registration under the Securities Act of such original notes. In general, original notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

        We do not currently anticipate that we will take any action to register the original notes under the Securities Act or under any state securities laws other than pursuant to this registration statement. Upon completion of the exchange offer, holders of the original notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

        Holders of the exchange notes issued in the exchange offer and any original notes which remain outstanding after completion of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

DESCRIPTION OF NOTES

General

        We issued the Notes under an indenture, dated as of February 24, 2005 (the "Indenture"), among the Company, the Notes Guarantors and U.S. Bank National Association, as trustee (the "Trustee").

        The Indenture is governed by the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Registration Rights Agreement referred to under the caption "Exchange Offer; Registration Rights" sets forth the rights you will have to require us to register your Notes with the Securities and Exchange Commission.

        We urge you to read the Indenture and the Registration Rights Agreement because they, and not this description, define your rights as a holder of these Notes. Copies of the Indenture and the Registration Rights Agreement have been filed as exhibits to this registration statement of which this prospectus forms a part.

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description of notes, the words "Company," "we" and "our" refer only to Sanmina-SCI Corporation and not to any of its subsidiaries.

Principal, Maturity and Interest

        On February 24, 2005, the Company issued $400.0 million aggregate principal amount of Notes. Subject to compliance with the limitations described under "—Certain Covenants—Limitation on Debt," the Company may issue an unlimited amount of additional Notes at later dates under the Indenture (the "Additional Notes"). The Company can issue the Additional Notes as part of the same series or as an additional series. Any Additional Notes that the Company issues in the future will be identical in all respects to the Notes that it is issuing now, except that Notes issued in the future will have different issuance prices and issuance dates. The Company will issue the Notes only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

        The Notes will mature on March 1, 2013.

        Interest on the Notes will accrue at a rate of 6 3/4% per annum and will be payable semi-annually in arrears on March 1 and September 1, commencing on September 1, 2005. The Company will pay interest to those persons who were holders of record of the Notes on the February 15 or August 15 immediately preceding each interest payment date.

        Interest on the Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        The interest rate on the Notes will increase if:

  (1)
  we do not file on a timely basis either:

  (A)
  a registration statement to allow for an exchange offer or

  (B)
  a resale shelf registration statement for the Notes;

  (2)
  one of the registration statements referred to above is not declared effective on a timely basis; or

  (3)
  certain other conditions are not satisfied, as described under "Exchange Offer; Registration Statement."

        Any interest payable as a result of any such increase in the interest rate is referred to as "Special Interest." You should refer to the description under the heading "Exchange Offer; Registration Rights" for a more detailed description of the circumstances under which the interest rate will increase.

Subordination

        The Notes are:

  •
  senior subordinated, unsecured obligations of the Company;

  •
  subordinated in right of payment to all existing and future senior debt of the Company;

  •
  effectively subordinated to all existing and future debt and other liabilities, including trade payables, of any of our subsidiaries that do not guarantee the notes;

  •
  equal in right of payment ("pari passu") with all future senior subordinated debt of the Company;

  •
  senior in right of payment to all existing and future subordinated debt of the Company; and

  •
  guaranteed on a senior subordinated, unsecured basis by each of the Notes Guarantors.

        The Notes are designated senior debt for purposes of the Zero Coupon Debentures and the Company's Guaranty of the 3% Convertible Subordinated Notes due 2007 issued by SCI Systems, Inc.

        The Notes Guaranty of each Notes Guarantor are:

  •
  senior subordinated, unsecured obligations of the Notes Guarantor;

  •
  subordinated in right of payment to all existing and future senior debt of the Notes Guarantor;

  •
  equal in right of payment with all future senior subordinated debt of the Notes Guarantor; and

  •
  senior in right of payment to all existing and future subordinated debt of the Notes Guarantor.

        The Notes Guaranty by SCI Systems, Inc. is designated senior debt for purposes of the 3% Convertible Subordinated Notes due 2007 issued by SCI Systems, Inc.

        As of April 2, 2005, the Company's total outstanding consolidated debt was approximately $1.9 billion, of which approximately $790.5 million (excluding a $23.0 million reduction in the carrying amount of our 10.375% Senior Secured Notes related to our interest rate swap transaction) was senior debt, $400.0 million (excluding a $10.8 million reduction in the carrying amount of our 6.75% Senior Subordinated Notes related to our interest rate swap transaction) was senior subordinated debt, and approximately $747.0 million was subordinated debt. All of the senior debt is secured debt.

        A significant portion of the operations of the Company are conducted through its subsidiaries. Therefore, the Company's ability to service its debt, including the Notes, is primarily dependent upon the earnings of its subsidiaries and their ability to distribute those earnings as dividends, loans or other payments to the Company. If their ability to make these distributions were restricted, by law or otherwise, then the Company would not be able to use the cash flow of its subsidiaries to make payments on the Notes.

        The Company only has a stockholder's claim on the assets of its subsidiaries. This stockholder's claim is junior to the claims that creditors (including trade creditors) of the Company's subsidiaries have against those subsidiaries. Holders of the Notes will only be creditors of the Company and those of the Company's subsidiaries that are Notes Guarantors. In the case of the Company's subsidiaries that are not Notes Guarantors, all the existing and future liabilities of such subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the Notes. The liabilities, including contingent liabilities, of the Company's subsidiaries that are not Notes Guarantors may be significant. As of April 2, 2005, the total balance sheet liabilities of the Company's subsidiaries that are not Notes Guarantors (including trade creditors but excluding intercompany obligations to the Company and its subsidiaries) was $1.3 billion.

        Although the Indenture contains limitations on the amount of additional Debt that the Company and the Restricted Subsidiaries may Incur, the amounts of such Debt could nevertheless be substantial and may be Incurred either by the Company, the Notes Guarantors or by the Company's other subsidiaries. See "—Certain Covenants—Limitation on Debt."

        The Notes and the Notes Guarantees are senior subordinated, unsecured obligations of the Company and the Notes Guarantors, respectively. Senior Debt of the Company and the Notes Guarantors, including under the Senior Credit Facility and the Guarantees thereof, will be senior to the Notes and the Notes Guarantees. As of April 2, 2005, the total outstanding Senior Debt of the Company and the Notes Guarantors on a combined basis was approximately $790.5 million (excluding a $23.0 million reduction in the carrying amount of our 10.375% Senior Secured Notes related to our interest rate swap transaction), consisting primarily of obligations under the Company's 10.375% Senior Secured Notes.

        The Company may not pay principal of, or premium, if any, interest, including Special Interest, if any, on, or any other amounts payable in respect of, the Notes, or make any deposit in respect of the Notes pursuant to the provisions described under "—Defeasance," and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes"), if:

  (a)
  any principal, premium, interest or any other amount payable in respect of any Senior Debt is not paid within any applicable grace period (including at maturity), or

  (b)
  any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms, unless, in either case,

  (1)
  the default has been cured or waived and any such acceleration has been rescinded, or

  (2)
  such Senior Debt has been paid in full in cash;

provided, however, that the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such issue of Senior Debt.

        During the continuance of any default (other than a default described in clause (a) or (b) above) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace period, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of the holders of such Designated Senior Debt specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days thereafter, unless such Payment Blockage Period is earlier terminated by written notice to the Trustee and the Company from the Representative that gave such Payment Blockage Notice:

  (a)
  because such default is no longer continuing, or

  (b)
  because such Designated Senior Debt has been repaid in full in cash.

        Unless the holders of such Designated Senior Debt or the Representative of such holders have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, the Company may (unless otherwise prohibited as described in the first sentence of this paragraph) resume payments on the Notes after the end of such Payment Blockage Period.

        Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Debt may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Debt during such period.

        Upon any payment or distribution of the assets of the Company upon a total or partial liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its Property or upon an assignment for the benefit of creditors or marshalling of assets and liabilities:

  (a)
  the holders of Senior Debt will be entitled to receive payment in full in cash before the holders of the Notes are entitled to receive any payment of principal of, or interest, including Special Interest, if any, on, or any other amount payable to Holders in respect of the Notes, except that holders of Notes may receive and retain Permitted Junior Securities; and

  (b)
  until the Senior Debt is paid in full in cash, any distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Debt.

        If a payment or distribution is made to holders of Notes or the Trustee for the benefit of the holders of Notes that, due to the subordination provisions, should not have been made to them, such holders or the Trustee will be required to hold it in trust for the holders of Senior Debt and pay it over to them as their interests may appear.

        If payment of the Notes is accelerated when any Designated Senior Debt is outstanding, the Company may not pay the Notes until three business days after the Representatives of all issues of Designated Senior Debt receive notice of such acceleration and, thereafter, may pay the Notes only if the Indenture otherwise permits payment at that time.

        The Notes Guaranty of each Notes Guarantor will be subordinated to Senior Debt of such Notes Guarantor to the same extent and in the same manner as the Notes are subordinated to Senior Debt of the Company.

        Because of the Indenture's subordination provisions, holders of Senior Debt of the Company or the Notes Guarantors may recover disproportionately more with respect to outstanding principal amounts than the holders of the Notes recover in a bankruptcy or similar proceeding relating to the Company or a Notes Guarantor. This could apply even if the Notes or the applicable Notes Guaranty otherwise ranked pari passu with the other creditors' claims. In such a case, there may be insufficient assets, or no assets, remaining to pay the principal of or interest on the Notes.

        Payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust pursuant to the provisions described under "—Defeasance" will not be subject to the subordination provisions described above.

Notes Guarantees

        All obligations of the Company under the Indenture will be fully and unconditionally Guaranteed, jointly and severally, on a senior subordinated, unsecured basis, by each Notes Guarantor. All existing and future Domestic Restricted Subsidiaries of the Company (excluding, at the Company's option, Domestic Restricted Subsidiaries that have assets with a net book value equal to or less than $1.0 million) will be Notes Guarantors for so long as those Subsidiaries Guarantee other Debt of the Company or any other Subsidiary (other than Unregistered Senior Debt and Debt under the Senior Credit Facility). Restricted Subsidiaries that are special purpose entities established solely in connection with a Receivables Program or in connection with any Synthetic Lease of the Office Campus will not be Notes Guarantors.

        The subsidiaries of the Company that are not Notes Guarantors had:

  •
  assets of $4.2 billion, representing approximately 64.2% of the Company's consolidated total assets as of April 2, 2005; and

  •
  net sales (excluding net sales from intercompany transactions) of $4.7 billion, representing approximately 76.8% of the Company's consolidated net sales of $6.1 billion for the six months ended April 2, 2005.

        For additional information concerning the Notes Guarantors and non-Notes Guarantors, see note 13 to our audited consolidated financial statements and note 8 to our unaudited condensed consolidated financial statements incorporated by reference herein, which provide financial information with respect to the Notes Guarantors and non-Notes Guarantors of our 10.35% Senior Secured Notes. The Notes Guarantors and non-Notes Guarantors for the Notes will be the same as those for the 10.375% Senior Secured Notes.

        A Notes Guaranty will be released:

  •
  in connection with any sale or other disposition of all or substantially all of the assets or all of the Capital Stock of that Notes Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Domestic Restricted Subsidiary of the Company, if such sale or other disposition is in compliance with the covenant described in "—Certain Covenants—Limitation on Asset Sales";

  •
  upon the designation of such Guarantor as an Unrestricted Subsidiary, in accordance with the terms of the Indenture;

  •
  upon the delivery by the Company to the Trustee of an Officers' Certificate certifying that the net book value of the assets of such Notes Guarantor is equal to or less than $1.0 million; or

  •
  upon the release of a Notes Guarantor from its Guarantee under all other Debt of the Company and its Subsidiaries other than Unregistered Senior Debt and Debt under the Senior Credit Facility.

        Under certain circumstances, bankruptcy "fraudulent conveyance" laws or other similar laws could invalidate the Notes Guarantees. If this were to occur, the Company would also be unable to access the assets of the Notes Guarantors to service the Notes to the extent such Notes Guarantors were restricted from distributing funds to the Company.

Optional Redemption

        Except as set forth below, the Notes will not be redeemable at the option of the Company prior to March 1, 2009. Starting on that date, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture.

        The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, including Special Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following redemption prices are for the Notes redeemed during the 12-month period commencing on March 1 of the years set forth below, and are expressed as percentages of principal amount:

Year	Redemption Price
2009	103.375%
2010	101.688%
2011 and thereafter	100.000%

        At any time prior to March 1, 2009, the Company may redeem all or any portion of the Notes at once or over time, after giving the required notice under the Indenture, at a redemption price equal to the sum of:

  (a)
  the principal amount of the Notes to be redeemed, plus

  (b)
  accrued and unpaid interest and Special Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), plus

  (c)
  the Make-Whole Premium.

        Any notice to holders of the Notes of such a redemption shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an Officers' Certificate delivered to the Trustee no later than two business days prior to the redemption date.

        In addition, at any time and from time to time, prior to March 1, 2008, the Company may redeem up to a maximum of 35% of the aggregate principal amount of the Notes (including any Additional Notes) in an amount not to exceed the amount of the net proceeds of one or more Equity Offerings at a redemption price equal to 106.75% of the principal amount of the Notes, plus accrued and unpaid interest thereon, including Special Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes, but excluding Notes held by the Company and its Subsidiaries) remains outstanding. Any such redemption shall be made within 90 days of such Equity Offering upon not fewer than 30 nor more than 60 days' prior notice.

Sinking Fund

        There will be no mandatory sinking fund payments for the Notes.

Repurchase at the Option of Holders Upon a Change of Control

        Upon the occurrence of a Change of Control, each holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest on the Notes to be repurchased, if any, to, but excluding, the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Within 30 days following any Change of Control, the Company shall send, by first-class mail, with a copy to the Trustee, to each holder of Notes, at such holder's address appearing in the security register, a notice stating:

  (1)
  that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant described under "Repurchase at the Option of Holders Upon a Change of Control" and that all Notes timely tendered will be accepted for payment;

  (2)
  the purchase price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

  (3)
  the circumstances giving rise to the Change of Control; and

  (4)
  the procedures that holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations or rules of any securities exchange on which the Notes may be listed in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations or rules of such securities exchange conflict with the provisions of this covenant, the Company, to the extent applicable, will comply with the applicable securities laws and regulations or rules of such securities exchange and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

        The Change of Control repurchase feature is a result of negotiations between the Company and the initial purchasers. Neither management nor the Company's Board of Directors has any present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. The Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Debt outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

        The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of "all or substantially all" of the assets of the Company and the Restricted Subsidiaries, considered as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no established definition of the phrase under applicable law. Accordingly, if the Company disposes of less than all its assets by any of the means described above, the ability of a holder of Notes to require the Company to repurchase its Notes may be uncertain. In such a case, holders of the Notes may not be able to resolve this uncertainty without resorting to legal action.

        The Senior Credit Facility provides that the occurrence of certain of the events that would constitute a Change of Control under the Indenture would constitute a default under the Senior Credit Facility. Future debt of the Company may contain similar provisions. The indenture governing the 10.375% Senior Secured Notes requires, and Debt incurred by the Company in the future may require, such debt to be repurchased upon a change of control, as defined in the instrument governing such debt. Moreover, the exercise by holders of Notes of their right to require the Company to repurchase the Notes could cause a default under existing or future debt of the Company, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. If such debt constitutes Designated Senior Debt, the subordination provisions in the Indenture would likely restrict payment to holders of Notes. Finally, the Company's ability to pay cash to holders of the Notes upon a repurchase may be limited by the Company's financial resources at such time. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

        The Company's failure to purchase the Notes in connection with a Change of Control would result in a default under the Indenture. Such a default would, in turn, constitute a default under existing debt of the Company, and may constitute a default under future debt as well. The Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the Notes. See "—Amendments and Waivers."

Certain Covenants

        The Indenture contains covenants, including, among others, the following:

  Limitation on Debt

        The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt (including Acquired Debt) unless, after giving effect to the application of the proceeds thereof, either:

  (1)
  such Debt is Debt of the Company or a Restricted Subsidiary and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.0 to 1.0; or

  (2)
  such Debt is Permitted Debt.

        The term "Permitted Debt" is defined to include the following:

  (a)
  Debt of the Company evidenced by the Notes issued in this offering and the Exchange Notes issued in exchange for such Notes and in exchange for any Additional Notes;

  (b)
  Debt of the Company or a Restricted Subsidiary under any Credit Facilities, provided that on the date of Incurrence the aggregate principal amount of the Debt to be Incurred plus all Debt previously issued pursuant to this clause (b) which remains outstanding shall not exceed (A) the greater of (1) $800.0 million and (2) the Borrowing Base, less (B) the amount by which any such Debt previously Incurred under this clause (b) that has been permanently reduced by the amount of Net Available Cash used to Repay Debt and not subsequently reinvested in Additional Assets or used to purchase Notes or Repay other Debt, pursuant to the covenant described under "—Limitation on Asset Sales";

  (c)
  Debt of the Company or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

  (1)
  the aggregate principal amount of such Debt does not exceed the fair market value (as determined by the Company in good faith) on the date of the Incurrence thereof in the case of a Capital Lease Obligation and on the date of the acquisition, construction, lease, improvement or installation of the underlying asset in the case of Purchase Money Debt, of the Property acquired, constructed, leased, improved or installed, and

  (2)
  the aggregate principal amount of all Debt Incurred pursuant to this clause (c) at any one time outstanding (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) shall not exceed 10.0% of Total Assets;

  (d)
  Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that (i) if the Company is the obligor on such Debt, such Debt must be contractually subordinated in right of payment to the Notes, and (ii) any subsequent issue or transfer of Capital Stock or other event that results in any such Debt being held by a Person other than the Company or a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

  (e)
  Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the

    Company), provided the aggregate principal amount (or accreted value, as applicable) of all such Debt Incurred pursuant to this clause (e) at any time outstanding shall not exceed $50.0 million;

  (f)
  Debt under Hedging Obligations entered into by the Company or a Restricted Subsidiary for the purpose of fixing, managing or hedging interest rate, commodity or currency risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes;

  (g)
  Debt in connection with one or more banker's acceptances, letters of credit, surety or performance bonds or security deposits issued by the Company or a Restricted Subsidiary in the ordinary course of business and for purposes customary in the Company's industry;

  (h)
  Debt of the Company or a Restricted Subsidiary outstanding on the Issue Date, other than Debt under the Notes and the Senior Credit Facility;

  (i)
  Debt of the Company or a Restricted Subsidiary in an aggregate principal amount (or accreted value or liquidation preference, as applicable) outstanding at any one time and Incurred pursuant to this clause (i) not to exceed $150.0 million;

  (j)
  in addition to the Debt that may be Incurred under clause (b) of this paragraph, the Incurrence of Debt by one or more Foreign Restricted Subsidiaries in an aggregate principal amount (or accreted value, as applicable) at any time outstanding (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (j)) not to exceed 10.0% of Consolidated Tangible Foreign Assets, provided that;

  (1)
  no Default or Event of Default shall have occurred or be continuing or would be caused by such Incurrence of Debt, and

  (2)
  such Debt shall be used solely:

  (i)
  to fund the working capital or used for general corporate purposes of such Foreign Restricted Subsidiary; or

  (ii)
  to pay dividends or any other distributions on or in respect of its Capital Stock or pay any Debt or other obligation owed, or make any loans or advances, in each case to the Company or any other Restricted Subsidiary.

  (k)
  the Guarantee by the Company of Debt of a Restricted Subsidiary or the Guarantee (given substantially concurrent with the Incurrence of Debt being Guaranteed) by a Restricted Subsidiary of Debt of the Company or any other Restricted Subsidiary of the Company, in each case with respect to Debt that is permitted to be Incurred by another provision of this covenant;

  (l)
  Debt Incurred by the Company or a Restricted Subsidiary not to exceed $50.0 million and that is secured by a mortgage on the Office Campus;

  (m)
  Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (a), (c), (e), (h), (j) and (l) of this paragraph and this clause (m).

        Notwithstanding anything to the contrary contained in this covenant, any increase in the amount of Debt solely by reason of currency fluctuation shall not be considered an Incurrence of Debt for purposes of this covenant. For purposes of determining compliance with this covenant, the U.S. dollar-equivalent principal amount of Debt denominated in any currency other than U.S. dollars shall be calculated based on the relevant currency exchange rate in effect as of the date such Debt is Incurred;

provided, that the amount of any Permitted Refinancing Debt denominated in the same currency as the Debt being Refinanced thereby shall be calculated based on the relevant exchange rate in effect as of the date of the Incurrence of the Debt being so Refinanced.

        The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, the accumulation of dividends on Disqualified Stock or Preferred Stock of Restricted Subsidiaries (to the extent not paid) and the payment of dividends on Disqualified Stock or Preferred Stock of Restricted Subsidiaries in the form of additional shares of the same class of Disqualified Stock or Preferred Stock of Restricted Subsidiaries will not be deemed to be an Incurrence of Debt or an issuance of Disqualified Stock for purposes of this covenant; provided that, in each case, the amount thereof shall be included in Consolidated Interest Expense of the Company as accrued.

        For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (m) of the definition of Permitted Debt or is entitled to be Incurred pursuant to clause (1) of the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify such item of Debt (or any part thereof), in any manner that complies with this covenant, and such item of Debt will be treated as having been Incurred pursuant to one or more of such categories of Permitted Debt or pursuant to clause (1) of the first paragraph of this covenant. For purposes of determining any particular amount of Debt under this covenant, Guarantees, Liens or obligations, in each case, in support of letters of credit supporting Debt shall not be included to the extent such letters of credit are included in the amount of Debt.

  Limitation on Restricted Payments

        The Company shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment:

  (a)
  a Default or Event of Default shall have occurred and be continuing,

  (b)
  the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "—Limitation on Debt," or

  (c)
  the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value on the date made) would exceed an amount equal to the sum of:

  (1)
  50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which financial statements have been made publicly available at the time of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, less 100% of such deficit), plus

  (2)
  100% of the Capital Stock Sale Proceeds, plus

  (3)
  100% of the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, excluding:

  (x)
  any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their respective employees, and

      (y)
      the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange,

          plus

    (4)
    an amount equal to the sum of:

    (A)
    in the case of the net reduction in Investments (which Investments constituted a Restricted Payment when made) in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, or from the sale or other disposition of any such Investment to any Person other than the Company or a Restricted Subsidiary, the lesser of:

    (i)
    the cash return of capital with respect to such Investment; and

    (ii)
    the aggregate value of such Investment;

          in either case, less the cost of the disposition of such Investment, plus

      (B)
      the portion (proportionate to the Company's equity interest in an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

      provided, however, that no amount will be included under this clause (4) to the extent already included in the calculation of Consolidated Net Income;

          plus

    (5)
    $25.0 million;

        Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may:

  (a)
  pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

  (b)
  purchase, repurchase, redeem, defease, acquire or retire for value Capital Stock or Subordinated Debt of the Company or any Restricted Subsidiary in exchange for, upon conversion of or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company whether contemporaneously or in the future (other than Disqualified Stock that is not Permitted Refinancing Debt and other than Capital Stock issued or sold to a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) or any Permitted Refinancing Debt; provided, however, that

  (1)
  such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

  (2)
  the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) of the first paragraph of this covenant; and

  (c)
  purchase, repurchase, redeem, defease, acquire or retire for value any Subordinated Debt in exchange for, or out of the proceeds of the sale of, Permitted Refinancing Debt;

  (d)
  so long as no Default or Event of Default has occurred and is continuing, purchase, repurchase, redeem, defease, acquire or retire for value Capital Stock of the Company or any

    Subsidiary of the Company from any officer, director, employee or consultant of the Company or its Restricted Subsidiaries in an aggregate amount not to exceed $10.0 million per year;

  (e)
  extend loans to employees, officers and directors of the Company and its Restricted Subsidiaries in compliance with applicable laws and in an amount not to exceed $5.0 million in the aggregate at any one time outstanding;

  (f)
  acquire the Capital Stock of the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations;

  (g)
  in connection with an acquisition by the Company or by any of its Restricted Subsidiaries, receive or accept the return to the Company or any of its Restricted Subsidiaries of Capital Stock of the Company or any of its Restricted Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims;

  (h)
  purchase fractional shares of the Capital Stock of the Company arising out of stock dividends, splits or combinations or business combinations;

  (i)
  effect a Convertible Debentures Repurchase, provided that on a pro forma basis, after giving effect to such Convertible Debentures Repurchase, the Liquidity of the Company and its Restricted Subsidiaries shall equal or exceed $500 million;

  (j)
  honor any conversion request by a holder of any convertible Debt of the Company or its Restricted Subsidiaries and make cash payments in lieu of fractional shares in connection with any conversion of convertible Debt in accordance with the terms of any convertible Debt;

  (k)
  make any payment on or with respect to, or repurchase, redeem, defease or acquire or retire for value, any Subordinated Debt convertible into Equity Interests (other than Disqualified Stock) of the Company in connection with:

  (1)
  an optional redemption of such convertible Subordinated Debt pursuant to the terms thereof; provided that, the current market price per share of the Company's common stock (calculated based upon the average closing price as reported on the Nasdaq National Market (or any national securities exchange on which such common stock is listed) for the 30-trading day period immediately preceding the date any notice of redemption is sent or published) into which such Debt is convertible equals or exceeds 150% of the conversion price in effect for such Debt on the date of such notice; and

  (2)
  the payment by the Company of cash in lieu of any fractional shares deliverable upon conversion of any Debt in compliance with the terms of the instruments governing such Debt;

      provided that any amounts paid pursuant to this clause (k) will be deducted in determining the amount of Restricted Payments permitted under clause (c) in the first paragraph of this covenant;

  (l)
  engage in transactions relating to tax planning strategies of the Company and its Restricted Subsidiaries; provided, that all such transactions are between or among Restricted Subsidiaries, the Company and any trustee, transfer agent or escrow agent relating to such tax planning strategies, or any combination of the foregoing parties; and

  (m)
  so long as no Default or Event of Default has occurred and is continuing, make Restricted Payments in an aggregate amount not to exceed $50.0 million.

        The actions described in the preceding clauses (a), (d), (e), (k) and (m) shall be Restricted Payments that shall be permitted to be made in accordance with this covenant but which shall reduce the amount that would otherwise be available for Restricted Payments under clause (c) of the first paragraph of this covenant, and the actions described in the preceding clauses (b), (c), (f), (g), (h), (i), (j) and (l) shall be Restricted Payments that shall be permitted to be taken in accordance with this covenant and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (c) of the first paragraph of this covenant.

  Limitation on Liens

        The Company shall not, and shall not permit any Restricted Subsidiary to, Incur or permit to exist any Lien of any nature whatsoever, other than Permitted Liens or Liens securing Senior Debt, on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Debt, unless

  (a)
  if such Lien secures Senior Subordinated Debt, the Notes or the applicable Notes Guaranty are secured by a Lien in the same properties as those securing such Lien and on an equal and ratable basis with such Senior Subordinated Debt, and

  (b)
  if such Lien secures Subordinated Debt, such Lien shall be subordinated to a Lien securing the Notes or the applicable Notes Guaranty in the same properties as those securing such Lien at the same level of priority as such Subordinated Debt is subordinated to the Notes and the Notes Guarantees.

  Limitation on Asset Sales

  (a)
  The Company shall not, and shall not permit any Restricted Subsidiary to consummate any Asset Sale unless:

  (1)
  the Company or such Restricted Subsidiary receives consideration in connection with such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

  (2)
  at least 75% of the consideration received by the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of any one or a combination of the following: (1) cash, Cash Equivalents or Additional Assets, (2) the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary in the amounts as shown on the latest consolidated balance sheet on which such liability appears (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or the applicable Notes Guaranty, as the case may be) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, (3) securities, notes or other obligations received by the Company or such Restricted Subsidiary to the extent such securities, notes or other obligations are converted by the Company or such Restricted Subsidiary into cash, Cash Equivalents or Additional Assets within 90 days of such Asset Sale, and (4) Debt of a Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale if the Company and all of its Restricted Subsidiaries immediately are released from all Guarantees, if any, of payments or other obligations with respect to such Debt and such Debt is no longer the liability of the Company or any of its Restricted Subsidiaries; and

  (3)
  in connection with any Asset Sale for consideration with a value in excess of $50.0 million, the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with clauses (1) and (2) of this paragraph (a).

  (b)
  The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

  (1)
  to Repay Senior Debt of the Company or any Notes Guarantor (excluding, in either case, any Debt owed to the Company or an Affiliate of the Company); or

  (2)
  to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

        Any Net Available Cash from an Asset Sale not used in accordance with the paragraph (b) above within 365 days from the date of the receipt of such Net Available Cash shall constitute "Excess Proceeds." Pending application of any such Net Available Cash within such 365-day period, the Company may temporarily reduce any revolving borrowings that constitute Senior Debt.

        When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer to repurchase the Notes (the "Prepayment Offer"), which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount at a purchase price equal to 100% of the principal amount, plus accrued and unpaid interest, including Special Interest, if any, to, but excluding, the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture.

        To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Notes have been given the opportunity to tender their Notes for purchase in accordance with the Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture and the amount of Excess Proceeds will be reset to zero.

        The term "Allocable Excess Proceeds" will mean the product of:

  (a)
  the Excess Proceeds and

  (b)
  a fraction,

  (1)
  the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, and

  (2)
  the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer.

        Within five business days after the Company is obligated to make a Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations and any applicable rules of any securities exchange on which the Notes may be listed in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations or the rules of any securities exchange conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations or the rules of any securities exchange and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

  Limitation on Restrictions on Distributions from Restricted Subsidiaries

        The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause any consensual restriction on the right of any Restricted Subsidiary to:

  (a)
  pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary;

  (b)
  make any loans or advances to the Company or any other Restricted Subsidiary; or

  (c)
  transfer any of its Property to the Company or any other Restricted Subsidiary.

        The foregoing limitations will not apply:

  (1)
  with respect to clauses (a), (b) and (c) of the first paragraph of this covenant, to restrictions:

  (A)
  in effect on the Issue Date (and restrictions pursuant to the Notes, the Indenture, the Notes Guarantees and the Senior Credit Facility);

  (B)
  imposed on a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restrictions were not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company;

  (C)
  that result from the Refinancing or subsequent Refinancing of Debt Incurred pursuant to an agreement, instrument or contract referred to in subclause (A), (B), (E), (F), (H), (I), (J) or (K) of this clause (1), provided that the restrictions existing under or by reason of any such agreement, instrument or contract are not materially less favorable, taken as a whole, to the holders of Notes than those under the agreement evidencing the Debt so Refinanced;

  (D)
  existing by virtue of, or arising under, applicable law, regulation, order, approval, license, permit, grant or similar restriction, in each case issued or imposed by a governmental authority;

  (E)
  under any agreement, instrument or contract affecting Property or a Person at the time such Property or Person was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property or Person so acquired and was not created in connection with or in anticipation of such acquisition;

  (F)
  under or in connection with any joint venture agreements, partnership agreements, stock sale agreements, asset sale agreements and other similar agreements, provided that any such agreements are entered into in the ordinary course of business and in good faith and that such restrictions are reasonably customary for such agreements;

  (G)
  under any customary provisions with respect to cash or other deposit or net worth requirements under agreements, instruments or contracts entered into in the ordinary course of business and consistent with past practices;

    (H)
    under any agreement entered into in connection with the Incurrence of Debt of the type described in clause (j) of the definition of "Permitted Debt";

    (I)
    under any customary provisions under any agreements, instruments or contracts relating to any Receivables Program;

    (J)
    under any customary provisions under any agreements, instruments or contracts relating to any Synthetic Lease of the Office Campus;

    (K)
    under any agreement, instrument or contract relating to Debt that is permitted to be Incurred pursuant to clause (b) of the definition of "Permitted Debt" as set forth in the "—Limitation on Debt" covenant;

    (L)
    under any agreement, instrument or contract entered into in connection with any transactions relating to tax-planning strategies of the Company and its Restricted Subsidiaries; provided, that all such transactions are between or among Restricted Subsidiaries, the Company and any trustee, transfer agent or escrow agent relating to such tax planning strategies, or any combination of the foregoing parties; and

    (M)
    any restriction with respect to property or assets subject to a Permitted Lien imposed by the secured party.

  (2)
  only with respect to clause (c) of the first paragraph of this covenant to:

  (A)
  customary provisions restricting subletting or assignment of leases or customary provisions in licenses or other agreements that restrict assignment of such agreements or rights thereunder;

  (B)
  customary provisions restricting the sale or other disposition of Property contained in agreements limiting the transfer of Property pending the closing of such sale; and

  (C)
  restrictions on the sale or other disposition of Property acquired, constructed, improved or leased (and any additions, parts, attachments, fixtures, leasehold improvements, proceeds, improvements or accessions related thereto) in whole or in part under any agreement, instrument or contract relating to Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under "—Limitation on Debt."

  Limitation on Transactions with Affiliates

        The Company shall not, and shall not permit any Restricted Subsidiary to, conduct any business or enter into any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

  (a)
  the terms of such Affiliate Transaction are, when viewed together with related Affiliate Transactions, if any, no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that reasonably could be expected to be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, the Company delivers to the Trustee either a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, or an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        Notwithstanding the foregoing limitation, the following shall not be Affiliate Transactions:

  (a)
  any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries, provided that no more than 10% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

  (b)
  any Restricted Payment permitted to be made pursuant to the covenant described under "—Limitation on Restricted Payments" or any Permitted Investment;

  (c)
  the payment of compensation (including amounts paid pursuant to employee benefit plans), performance or contribution obligations for the personal services of, the issuance, grant or award of stock options or other equity related interests to, or the granting of indemnification to, officers, directors and employees of the Company or any of the Restricted Subsidiaries, in the ordinary course of business;

  (d)
  loans and advances to directors, employees or officers made in the ordinary course of business in compliance with applicable laws and consistent with the past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $5.0 million in the aggregate at any one time outstanding;

  (e)
  the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or other similar arrangement (in each case entered into in the ordinary course of business and consistent with past practice) for or with any employee, officer or director, including vacation, health, insurance, deferred compensation, retirement, savings or other similar plans;

  (f)
  transactions to which no other Affiliate of the Company or any Restricted Subsidiary is a party with Permitted Joint Ventures; and

  (g)
  the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company and indemnification arrangements entered into by the Company in the ordinary course of business.

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default.

        If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the covenant entitled "—Limitation on Restricted Payments" or Permitted Investments, as applicable; provided, that Investments in Persons in existence before such Person becomes a Subsidiary that were Permitted Investments or allowed under the covenant described under "—Limitation on Restricted Payments" will not be deemed to be Investments at the time such Person becomes a Subsidiary and is designated as an Unrestricted Subsidiary.

        All such outstanding Investments will be valued at their Fair Market Value at the time of such designation. A designation will be permitted only if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default or Event of Default.

  Limitation on Layered Debt

        The Company shall not, and shall not permit any Notes Guarantor to, Incur, directly or indirectly, any Debt (including Permitted Debt, but excluding Acquired Debt that is not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which any Person becomes a Restricted Subsidiary of the Company) that is contractually subordinated in right of payment to any Senior Debt unless such Debt is Senior Subordinated Debt or is contractually subordinated in right of payment to Senior Subordinated Debt. Notwithstanding the foregoing, no Debt of the Company or any Notes Guarantor shall be deemed to be contractually subordinated in right of payment to any other Debt of the Company or any Notes Guarantor solely by reason of such other Debt being secured, being Guaranteed, having a shorter maturity of payment or being structurally senior.

  Future Notes Guarantors

        The Company shall cause each Person that becomes a Domestic Restricted Subsidiary having assets with a net book value of greater than $1.0 million and that, directly or indirectly, Guarantees the payment, or pledges any of its Property to secure the payment, of other Debt of the Company or any other Subsidiary (other than Unregistered Senior Debt and Debt under the Senior Credit Facility) to execute and deliver to the Trustee a supplemental indenture to the Indenture providing for a Notes Guaranty, on an unsecured, senior subordinated basis, at the time such Restricted Subsidiary issues such Guarantee or pledge. Notwithstanding the foregoing, Restricted Subsidiaries that are special purpose entities established solely in connection with any Receivables Program or in connection with any Synthetic Lease of the Office Campus shall not be required to Guarantee the Notes.

Merger, Consolidation and Sale of Property

  The Company

        The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, in any one transaction or series of transactions unless:

  (a)
  the Company shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

  (b)
  the Surviving Person (if other than the Company) expressly assumes all of the obligations of the Company under the Notes and the Registration Rights Agreement (if applicable) by executing a supplemental indenture and other documents reasonably satisfactory to the Trustee;

  (c)
  after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (c) and clause (d) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

  (d)
  immediately after giving effect to such transaction or series of transactions on a pro forma basis, (1) the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under "—Certain Covenants—Limitation on Debt," and (2) the Surviving Person

    shall have a Consolidated Net Worth in an amount which is not less than 90% of the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions; and

  (e)
  the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, and the new security documents, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

        Clause (d) above shall not apply to mergers of the Company into a Wholly Owned Restricted Subsidiary or into a Person solely for the purpose of effecting a change in the state of incorporation of the Company.

  The Notes Guarantors

        A Notes Guarantor may not sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its assets in any one transaction or series of transactions to, or merge, consolidate or amalgamate with or into another Person (whether or not such Notes Guarantor is the Surviving Person), in either case, other than to, with or into the Company or another Notes Guarantor, unless:

  (a)
  immediately after giving effect to that transaction, no Default or Event of Default exists under the Indenture; and

  (b)
  either:

  (1)
  the Surviving Person (if not such Notes Guarantor) is a Domestic Restricted Subsidiary and expressly assumes all the obligations of that Notes Guarantor under the Indenture, the Notes Guaranty and the Registration Rights Agreement (if applicable) by executing a supplemental indenture and other documents reasonably satisfactory to the Trustee; or

  (2)
  such sale, transfer, assignment, lease, conveyance or other disposition or merger, consolidation or amalgamation is otherwise in compliance with the covenant described in "—Certain Covenants—Limitation on Asset Sales."

        Upon satisfaction of the foregoing conditions, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture (or of the Notes Guarantor under the Notes Guaranty and the Indenture); provided, that the predecessor company in the case of a lease of all or substantially all of its assets shall not be released from any of the obligations or covenants under the Indenture and the applicable Notes Guaranty, as applicable, including with respect to the payment of the Notes, and in all other cases the predecessor company shall be released from all obligations and covenants under the Indenture and such Notes Guaranty, as applicable.

Payments for Consent

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes thereunder unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SEC Reports

        Notwithstanding that the Company may not be subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company shall file with the Commission and provide the Trustee and holders of Notes with such annual reports and such information, documents and other reports as are specified in Sections 13(a) and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings; provided, further, that any information accepted for filing by the Commission shall be deemed to have been provided to the holders of the Notes and the Trustee.

Covenants After Fall-Away Event

        Upon the occurrence of the Fall-Away Event, the Company and its Restricted Subsidiaries will no longer be obligated to comply with the following restrictive covenants:

  •
  "—Limitation on Debt;"

  •
  "—Limitation on Restricted Payments;"

  •
  "—Limitation on Asset Sales;"

  •
  "—Limitation on Restrictions on Distributions from Restricted Subsidiaries;"

  •
  "—Limitation on Transactions with Affiliates;"

  •
  "—Repurchase at the Option of Holders Upon a Change of Control;"

  •
  "Payments for Consents;" and

  •
  clause (d) of the first paragraph of "Merger, Consolidation and Sale of Property—the Company" (the covenants listed in this paragraph (b) are collectively referred to as the "Suspended Covenants").

        Following the occurrence of a Fall-Away Event, the Notes shall continue to be Guaranteed by the Notes Guarantors in accordance with the Indenture and the Notes Guarantees. In addition, the Company and the Restricted Subsidiaries will be obligated to comply only with certain restrictive covenants, including "Certain Covenants—Limitation on Liens", "Certain Covenants—Limitation on Layered Debt," "Certain Covenants—Future Notes Guarantors," "Merger, Consolidation and Sale of Property" (except clause (d) of the first paragraph).

        In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the occurrence of a Fall-Away Event and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants. Compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default shall be calculated in accordance with the terms of the covenant described above under "—Certain Covenants—Limitation on Restricted Payments" as though such covenant had been in effect during the entire period of time from the Issue Date.

Events of Default

        Events of Default in respect of the Notes include:

  (1)
  failure to make the payment of any interest, including Special Interest, on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

  (2)
  failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

  (3)
  failure by the Company or any Restricted Subsidiary to comply with the covenant described under "—Merger, Consolidation and Sale of Property";

  (4)
  failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as provided below;

  (5)
  a default under any Debt (other than Disqualified Stock with respect to which the sole remedy for any default thereunder is a right to elect one or more additional members to the board of directors of the issuer of the Disqualified Stock) by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity and such defaulted payment at maturity shall not have been made, waived or extended within the applicable grace period related to any such payment default, in an aggregate amount greater than $50.0 million or its foreign currency equivalent at the time (the "cross acceleration provisions");

  (6)
  failure by the Company or any Restricted Subsidiaries that, individually or in the aggregate, would constitute a Significant Subsidiary to pay final judgments for the payment of money in an aggregate amount in excess of $50.0 million (or its foreign currency equivalent at the time) that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions");

  (7)
  certain events involving bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiaries that, individually or in the aggregate, would constitute a Significant Subsidiary (the "bankruptcy provisions"); and

  (8)
  the Notes Guarantees provided by any of the Notes Guarantors that, individually or in the aggregate, would constitute a Significant Subsidiary cease to be in full force and effect (other than in accordance with the terms of such Notes Guarantees) or any of the Notes Guarantors that, individually or in the aggregate, would constitute a Significant Subsidiary deny or disaffirm their obligations under their Notes Guarantees (other than by reason of the release of a Notes Guarantor in accordance with the terms of the Indenture) (the "Guarantee Provisions").

        A Default under clause (4) is not an Event of Default under the Indenture until the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes issued pursuant to the Indenture then outstanding notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

        The Company shall deliver to the Trustee, within 30 days after the Company's knowledge thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

        If an Event of Default with respect to the Notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to the Company or its Restricted Subsidiaries that, individually or in the aggregate, would constitute a Significant Subsidiary), shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of all such Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company or its Restricted Subsidiaries that, individually or in the aggregate, would constitute a Significant Subsidiary shall occur, such amount with respect to all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture.

        The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the holders of all such Notes waive any existing Default or Event of Default, except a Default or Event of Default in the payment of principal, premium or interest, including Special Interest on such Notes, if any, and except for Defaults in respect of a covenant or other provision that cannot be modified or amended without the consent of each Holder.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

        No holder of the Notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

  (a)
  such holder has previously given to the Trustee written notice of a continuing Event of Default;

  (b)
  the registered holders of at least 25% in aggregate principal amount of the Notes then outstanding have made a written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee; and

  (c)
  the Trustee shall not have received from the registered holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

        However, such limitations do not apply to a suit instituted by a holder of the Notes for enforcement of payment of the principal of, and premium, if any, or interest, including Special Interest, if any, on, such Note on or after the respective due dates expressed in such Note.

Amendments and Waivers

        Subject to certain exceptions, the Indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Notes) and any existing Default or Event of Default or compliance with any provision may also be waived, except as set forth below.

        The exceptions to the requirement for majority consent include waivers of a Default or Event of Default in the payment of principal, premium or interest, including Special Interest, if any, and certain covenants and provisions of the Indenture that cannot be amended without the consent of each holder of the Notes. In addition, without the consent of each holder of the outstanding Notes, no amendment may, among other things,

  (1)
  reduce the amount of the Notes whose holders must consent to an amendment or waiver;

  (2)
  reduce the rate of, or extend the time for payment of interest on, any Note;

  (3)
  reduce the principal of, or extend the Stated Maturity of, any Note;

  (4)
  make any Note payable in money other than that stated in such Note;

  (5)
  impair the right of any Holder to receive payment of principal of and interest on such Holder's Note on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Note or any Notes Guaranty;

  (6)
  make any change to the subordination provisions of the Indenture that would adversely affect the Holders in any material respect;

  (7)
  reduce the premium payable upon the redemption of any Note or change the time at which any such Note may be redeemed, as described under "—Optional Redemption;"

  (8)
  reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;

  (9)
  at any time after the Company is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto; or

  (10)
  following the mailing of a notice of a Prepayment Offer or a Change of Control Offer, modify the provisions of the Indenture with respect to such offer in a manner adverse to the Holders.

        Without the consent of any Holder of the Notes, the Company and the Trustee may amend the Indenture to:

  (1)
  cure any ambiguity, omission, defect or inconsistency;

  (2)
  provide for the assumption by a successor corporation of the obligations of the Company or a Notes Guarantor under the Indenture and the Notes Guarantees, as applicable;

  (3)
  provide for uncertificated Notes in addition to or in place of certificated Notes;

  (4)
  add Notes Guarantees with respect to the Notes or release Notes Guarantees as provided by the terms of the Indenture;

  (5)
  secure the Notes or Notes Guarantees, add to the covenants of the Company or its Restricted Subsidiaries, as applicable, for the benefit of the holders of such Notes or to surrender any right or power conferred upon the Company or its Restricted Subsidiaries by the Indenture;

  (6)
  make any change that does not adversely affect the rights of any holder of the Notes;

  (7)
  make any change to the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions,

  (8)
  comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; or

  (9)
  provide for the issuance of Additional Notes in accordance with the Indenture.

        No amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their Representative) consent to such change. The consent of the holders of Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Company is required to mail to each registered holder of the Notes at such holder's address appearing in the security register a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

        The Company, at its option at any time, may terminate all of the Company's obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of such Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of such Notes. The Company at any time may terminate:

  (1)
  the Company's obligations under the covenants described under "—Repurchase at the Option of Holders Upon a Change of Control," "—Certain Covenants," "Payments for Consent" and "SEC Reports";

  (2)
  the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions and the Guarantee Provisions with respect to Significant Subsidiaries or Restricted Subsidiaries that, individually or in the aggregate, constitute a Significant Subsidiary, as applicable described under "—Events of Default" above; and

  (3)
  the limitations contained in clause (d) under "—Merger, Consolidation and Sale of Property—The Company" above ("covenant defeasance").

        The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

        If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under "—Certain Covenants"), (5), (6), (7) (with respect only to Significant Subsidiaries) or (8) under "—Events of Default" above or because of the failure of the Company to comply with clause (d) under the first paragraph of "—Merger, Consolidation and Sale of Property—The Company" above. If the Company exercises its legal defeasance option or its covenant defeasance option, each applicable Notes Guarantor will be released from its obligations under its applicable Notes Guaranty.

        The legal defeasance option or the covenant defeasance option with respect to the Notes may be exercised only if:

  (a)
  the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations or a combination of both for the payment of principal of, premium, if any, and interest, including Special Interest, if any, on the Notes to maturity or redemption, as the case may be;

  (b)
  the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that amounts so deposited pursuant to clause (a) above (without reinvestment on the deposited money and/or U.S. Government Obligations) will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest, including Special Interest, if any, when due on all the Notes to maturity or redemption, as the case may be;

  (c)
  123 days pass after the deposit is made and during the 123-day period no Default described in clause (7) under "—Events of Default" occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

  (d)
  no Default or Event of Default under the Indenture has occurred and is continuing on the date of such deposit;

  (e)
  such deposit does not constitute a default under any other material agreement or instrument binding on the Company;

  (f)
  an Opinion of Counsel is delivered to the Trustee to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

  (g)
  in the case of the legal defeasance option, an Opinion of Counsel qualified to practice law in the United States is delivered to the Trustee stating that:

  (1)
  the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

  (2)
  since the date of the Indenture there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred;

  (h)
  in the case of the covenant defeasance option, an Opinion of Counsel is delivered to the Trustee to the effect that the holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

  (i)
  the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by the Indenture.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes issued pursuant to the Indenture) as to all Notes outstanding under the Indenture when:

  (a)
  either:

  (1)
  all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

  (2)
  all such Notes that have not been previously delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year upon arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, money or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to such Trustee for cancellation for principal, premium, if any, and accrued interest, including Special Interest, if any, to the date of such deposit (in the case of Notes that have become due and payable) or to the date of maturity or redemption;

  (b)
  no Default or Event of Default under the Indenture shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which the Company is bound;

  (c)
  the Company has paid or caused to be paid all sums payable by it under the Indenture;

  (d)
  the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money and/or U.S. Government Obligations toward the payment of the Notes at maturity or the redemption date, as the case may be; and

  (e)
  the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that the Company has complied with all conditions precedent to satisfaction and discharge of the Indenture.

Governing Law

        The Indenture and the Notes are governed by the internal laws of the State of New York.

The Trustee

        U.S. Bank National Association is the Trustee under the Indenture.

        Except during the continuance of an Event of Default under the Indenture, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default under the Indenture, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

        Whenever the covenant or default provisions or definitions in the Indenture refer to an amount in U.S. dollars, that amount will be deemed to refer to the U.S. Dollar Equivalent of the amount of any obligation denominated in any other currency or currencies, including composite currencies. Any determination of U.S. Dollar Equivalent for any purpose under the Indenture will be determined as of a date of determination as described in the definition of "U.S. Dollar Equivalent" and, in any case, no subsequent change in the U.S. Dollar Equivalent after the applicable date of determination will cause such determination to be modified.

        "10.375% Senior Secured Notes" means the 10.375% Senior Secured Notes due 2010 of the Company.

        "Acquired Debt" means Debt of a Person outstanding on the date on which such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to be Incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of assets from such Person.

        "Additional Assets" means:

  (a)
  any Property (other than cash, Cash Equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Permitted Business, including, without limitation, receivables repurchased in connection with a Receivables Program;

  (b)
  Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of this clause (b), such Restricted Subsidiary is primarily engaged in a Permitted Business; and

  (c)
  any Permitted Investment (other than as described in clauses (a), (b) (insofar as the Investment is made in a Restricted Subsidiary) or (d) of the definition of "Permitted Investment").

        "Affiliate" of any specified Person means:

  (a)
  any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

  (b)
  any other Person who is a director or executive officer of:

  (1)
  such specified Person;

  (2)
  any Subsidiary of such specified Person; or

  (3)
  any Person described in clause (a) above.

        For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "—Certain Covenants—Limitation on Transactions with Affiliates" and "—Certain Covenants—Limitation on Asset Sales" and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

        "Asset Sale" means any sale, transfer, issuance or other disposition (or series of related sales, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

  (a)
  any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), or

  (b)
  any other assets of the Company or any Restricted Subsidiary (excluding Capital Stock of the Company, cash and Cash Equivalents) outside of the ordinary course of business of the Company or such Restricted Subsidiary, in the case of either clause (a) or (b), (i) that have a Fair Market Value in excess of $10.0 million, or (ii) for net proceeds in excess of $10.0 million.

        Notwithstanding the foregoing clauses (a) and (b) of this definition, in no event shall an Asset Sale include:

  (1)
  any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

  (2)
  any disposition that constitutes a Permitted Investment or Restricted Payment or any disposition of a Permitted Investment, in any such case, to the extent permitted by the covenant described under "—Certain Covenants—Limitation on Restricted Payments";

  (3)
  any disposition effected in compliance with the first paragraph of the covenant described under "—Merger, Consolidation and Sale of Property—the Company";

  (4)
  any disposition of damaged, worn out, surplus or other obsolete personal or real property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company and its Restricted Subsidiaries;

  (5)
  any issuance of Capital Stock by a Subsidiary of the Company to the Company or to another Subsidiary of the Company (other than the issuance of Capital Stock by a Restricted Subsidiary to an Unrestricted Subsidiary);

  (6)
  the licensing by the Company or any Restricted Subsidiary of intellectual property or know-how on commercially reasonable terms and in the ordinary course of business;

  (7)
  the sale, lease, conveyance or other disposition of Property in connection with the obligation of the Company or any Restricted Subsidiary to remarket or sell any Property at the end of the lease term or otherwise under or in connection with any Synthetic Lease of the Office Campus;

  (8)
  the surrender or waiver of litigation rights or settlement, release or surrender of tort or other litigation claims of any kind;

  (9)
  the sale, lease, conveyance or other disposition of Receivables Program Assets by the Company or any Restricted Subsidiary in connection with any Receivables Program;

  (10)
  the sub-lease of facilities of the Company or any Restricted Subsidiary and the lease by the Company or any Restricted Subsidiary of facilities under any operating lease, in either such case, in the ordinary course of business;

  (11)
  one or more sales of fixed assets by the Company or any Restricted Subsidiary in connection with the Company's Restructuring Plans provided, that such sales take place during the period beginning on the Issue Date and ending two years after the Issue Date and the aggregate consideration for all of the sales during such two-year period does not exceed $50.0 million; and

  (12)
  the granting of a Permitted Lien.

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination,

  (a)
  if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligation"; and

  (b)
  in all other instances, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

        "Available Credit" means as of any date of determination, the maximum amount available that may be drawn under the Company's and each Restricted Subsidiary's Credit Facilities at such date of determination.

        "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

  (a)
  the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment (or, in the case of the Company's Zero Coupon Debentures, to the Stated Maturity) of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

  (b)
  the sum of all such payments.

        "Board of Directors" means the Board of Directors of the Company or any committee thereof authorized with respect to any particular matter to exercise the power of the Board of Directors.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Borrowing Base" means an amount equal to the sum of (A) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries plus (B) 60% of the book value of the inventory of the Company and its Restricted Subsidiaries, in each case as of the end of the most recently ended fiscal quarter of the Company for which financial statements of the Company have been made publicly available.

        "Capital Lease Obligations" means any obligation under a lease of any property (whether real, personal or mixed) that is capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease. For purposes of "—Certain Covenants—Limitation on Liens", a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

        "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into any such equity interest.

        "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Cash Equivalents" means

  (a)
  securities issued or directly and fully guaranteed or insured by (i) the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), or (ii) any member of the European Economic Area or Switzerland, or any agency or instrumentality thereof (provided that such country, agency or instrumentality has a credit rating at least equal to that of the United States and the full faith and credit of such country is pledged in support thereof), in each case, with such securities having maturities of not more than one year from the date of acquisition;

  (b)
  marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof (provided that the full faith and credit of such state is pledged in support thereof) and, at the time of acquisition thereof, having credit ratings of at least AA—(or the equivalent) by S&P and at least Aa3 (or the equivalent) by Moody's;

  (c)
  certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank organized in the United States of America, Canada, Japan or Switzerland or any member of the European Economic Area, in each case, of recognized standing and having combined capital and surplus in excess of $500.0 million (or the foreign currency equivalent thereof);

  (d)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) entered into with any bank meeting the qualifications specified in clause (c) above;

  (e)
  commercial paper rated at the time of acquisition thereof in one of the two highest categories obtainable from both S&P and Moody's or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof;

  (f)
  interests in any investment company or money market fund substantially all of the assets of which are of the type specified in clauses (a) through (e) above; and

  (g)
  asset backed securities rated AAA or better by S&P or Moody's, with such securities having maturities of not more than one year from the date of acquisition.

        "Change of Control" means the occurrence of any of the following events:

  (a)
  if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

  (b)
  the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

    (1)
    the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation; and

    (2)
    the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction;

  (c)
  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

  (d)
  the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commission" means the U.S. Securities and Exchange Commission.

        "Commodity Agreement" means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

        "Comparable Treasury Price" means, with respect to any redemption date:

  (a)
  the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated "H.15(519)" (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities" or

  (b)
  if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotations for such redemption date.

        "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

  (a)
  all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries; and

  (b)
  all current maturities of long-term Debt.

        "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

  (a)
  the aggregate amount of EBITDA for the most recently ended four consecutive fiscal quarters for which financial statements have been made publicly available; to

  (b)
  Consolidated Interest Expense for such four fiscal quarters;

        provided, however, that:

  (1)
  if

  (A)
  since the beginning of such period but prior to such date of determination, the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt; or

  (B)
  the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

  Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, (i) in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt and (ii) in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period, and

  (2)
  if

  (A)
  since the beginning of such period but prior to such date of determination the Company or any Restricted Subsidiary shall have made any Asset Sale or an acquisition of Property which constitutes all or substantially all of an operating unit of a business;

  (B)
  the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale or acquisition; or

  (C)
  since the beginning of such period but prior to such date of determination any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale or acquisition;

EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale or acquisition as if such Asset Sale or acquisition had occurred on the first day of such period.

        If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of the lesser of (i) 12 months and (ii) the remaining period until the Stated Maturity of such Debt). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

        "Consolidated Interest Expense" means (without duplication), for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries during that period,

  (a)
  interest expense attributable to Capital Lease Obligations and the imputed interest with respect to Attributable Debt;

  (b)
  amortization of debt discount and debt issuance cost, including commitment fees;

  (c)
  capitalized interest;

  (d)
  non-cash interest expense;

  (e)
  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

  (f)
  net costs associated with Hedging Obligations (including amortization of fees);

  (g)
  Disqualified Stock Dividends, other than dividends payable to the Company or a Restricted Subsidiary of the Company;

  (h)
  Preferred Stock Dividends, other than dividends payable to the Company or a Restricted Subsidiary of the Company;

  (i)
  interest actually paid by the Company or any Restricted Subsidiary on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary; and

  (j)
  cash contributions to any employee stock ownership plan or similar trust of the Company to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

        "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income (without duplication):

  (a)
  if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, an amount that is equal to (i) the amount of net income attributable to such Restricted Subsidiary multiplied by (ii) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries,

  (b)
  any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

  (1)
  the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or any Property distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (d) below); and

  (2)
  the Company's equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

  (c)
  for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (c) of the first paragraph of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition;

  (d)
  any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is unable to both pay dividends and otherwise distribute cash to the Company and any other Restricted

    Subsidiary because it is subject to the restrictions of its charter or other organizational document or any agreement, instrument, contract, judgment, decree, order or statute, rule or governmental regulation applicable to the Restricted Subsidiary, except that:

    (1)
    the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause); and

    (2)
    the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

  (e)
  any gain (or loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business;

  (f)
  any extraordinary gain or loss;

  (g)
  restructuring charges, write-downs and reserves (to the extent not excluded in paragraph (f) above) taken by the Company or its Restricted Subsidiaries during any such period, provided that:

  •
  the aggregate amount of charges that are paid in cash that are excluded pursuant to this clause (g) in connection with the Company's Restructuring Plans shall not in the aggregate exceed $85.0 million for all periods during which Consolidated Net Income may be calculated plus any restructuring charges taken in connection with the Company's Restructuring Plans for the three fiscal quarters ended October 2, 2004; and any charges paid in cash in excess of such amount shall be included in the calculation of Consolidated Net Income for the period when such charges are paid in cash; and

  •
  the aggregate amount of charges that are paid in cash that are excluded pursuant to this paragraph (g) in connection with the Company's future restructuring plans shall not exceed $100.0 million for all periods during which Consolidated Net Income may be calculated;

    provided, further, that for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (c) of the first paragraph of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, this paragraph (g) shall not apply,

  (h)
  the cumulative effect of a change in accounting principles; and

  (i)
  any non-cash compensation expense realized for grants of, or in connection with the exercise of, performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder for Capital Stock of the Company (other than Disqualified Stock).

        Notwithstanding the foregoing, for purposes of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) of the first paragraph thereof.

        "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included in the determination of Consolidated Net Tangible Assets, the following amounts (without duplication) shall be excluded:

  (a)
  the excess of cost over fair market value of assets or businesses acquired;

  (b)
  unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

  (c)
  minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

  (d)
  treasury stock;

  (e)
  cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

  (f)
  Investments in and assets of Unrestricted Subsidiaries.

        "Consolidated Net Worth" means, as of any date of determination, the total of the amounts shown on the consolidated balance sheet of such Person and its Restricted Subsidiaries as:

  (a)
  the par or stated value of all outstanding Capital Stock of such Person; plus

  (b)
  paid-in capital or capital surplus relating to such Capital Stock, plus

  (c)
  any retained earnings or earned surplus; less:

  (1)
  any accumulated deficit; and

  (2)
  any amounts attributable to Disqualified Stock;

in each case as of the end of the most recent fiscal quarter of such Person for which financial statements have been made publicly available.

        "Consolidated Tangible Foreign Assets" means, as of any date of determination, the sum of the amounts that would appear on the consolidated balance sheet of the Foreign Subsidiaries of the Company as the total assets of the Foreign Subsidiaries of the Company, minus the total intangible assets of the Foreign Subsidiaries of the Company.

        "Convertible Debentures" means the Zero Coupon Debentures and the 3% Convertible Subordinated Notes due 2007 issued by SCI Systems, Inc.

        "Convertible Debentures Repurchase" means the purchase, repurchase, redemption, defeasance or acquisition for value of any Convertible Debentures.

        "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Senior Credit Facility) providing for one or more revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) swing-line or commercial paper facilities (including any letter of credit, sub-facilities or other facilities) or letters of credit, in each case together with any Refinancings thereof, whether any such Refinancing is under one or more debt or commercial paper facilities, indentures or other agreements, by a lender or syndicate of lenders, including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, whether or not with the same agent, trustee, representative lender or holders, and irrespective of any change in the terms and conditions thereof.

        "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to manage or hedge fluctuations in currency exchange rates.

        "Debt" means, with respect to any Person on any date of determination (without duplication):

  (a)
  the principal of and premium (if any) and any other obligations in respect of:

  (1)
  debt of such Person for money borrowed; and

  (2)
  debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

  (b)
  all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

  (c)
  all obligations of such Person to pay the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and accrued expenses related thereto arising in the ordinary course of business and excluding any lease properly classified as an operating lease in accordance with GAAP);

  (d)
  all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction but excluding obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through

  (e)
  above and (f) and (g) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

  (f)
  the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock;

  (g)
  all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is liable as obligor or Guarantor, including by means of any Guarantee;

  (h)
  all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value (as determined by the Company in good faith) of such Property subject to such Lien or the amount of the obligation so secured; and

  (i)
  to the extent not otherwise included in this definition, the net liability under Hedging Obligations of such Person,

if and only to the extent that any of the preceding items (other than letters of credit, Hedging Obligations and obligations referred to in clauses (f) and (g) above) would appear as a liability upon the balance sheet of the specified Person prepared in accordance with GAAP (and in the case of Disqualified Stock that does not appear as a liability upon such balance sheet, the price at which such

Disqualified Stock may be redeemed by the holder thereof on the date such Disqualified Stock may first be redeemed by the holders thereof).

        In no event shall the term "Debt" include (i) any debt under any overdraft or cash management facility, provided that any such debt is incurred in the ordinary course of business and consistent with past practice, and is repaid in full no later than the business day immediately following the date on which it was incurred, or (ii) any trade payable. The amount of Debt of any Person at any date shall be (x) the accreted value thereof in the case of any Debt that does not require current payments of interest, (y) the principal amount of such Debt and (z) the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Senior Debt" means:

  (a)
  any Senior Debt that has, at the time of determination, an aggregate principal amount outstanding of at least $25.0 million (including the amount of all undrawn commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) that is specifically designated as such in the instrument evidencing such Senior Debt and is designated as such in a notice delivered by the Company to the holders or a Representative of the holders of such Senior Debt and in an Officers' Certificate delivered to the Trustee as "Designated Senior Debt" of the Company and any Notes Guarantor for purposes of the Indenture,

  (b)
  any Senior Debt outstanding under the Credit Facilities, and

  (c)
  Debt represented by the 10.375% Senior Secured Notes.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

  (a)
  matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

  (b)
  is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part; or

  (c)
  is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock;

on or prior to, in the case of clause (a), (b) or (c), the date that is 91 days after the Stated Maturity of the Notes. Notwithstanding the foregoing, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described under "—Certain Covenants—Limitation on Restricted Payments."

        "Disqualified Stock Dividends" means all dividends made with respect to Disqualified Stock of the Company held by Persons other than a Restricted Subsidiary other than dividends paid in Capital Stock of the Company. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary, (b) a Subsidiary of a Foreign Restricted Subsidiary and, (c) any special purpose entity established solely in connection with a Receivables Program or any Synthetic Lease with respect to the Office Campus.

        "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

  (a)
  the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

  (1)
  the provision for taxes based on income or profits or utilized in computing net income;

  (2)
  Consolidated Interest Expense;

  (3)
  depreciation;

  (4)
  amortization;

  (5)
  any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

  (6)
  charges associated with integration-related expenses (but excluding any associated restructuring expenses) Incurred in such period in connection with any merger or acquisition permitted under the Senior Credit Facility, as in effect on the Issue Date;

  (7)
  accelerated recognition of pension expenses previously deferred under FAS 87/88 in connection with early termination of SCI Systems, Inc.'s "Supplemental Retirement Plan" not to exceed $20.0 million in the aggregate;

  (8)
  charges associated with the repayment or redemption of the Convertible Debentures or the 10.375% Senior Secured Notes;

  (9)
  to the extent that GAAP requires stock based compensation or share-based payments to be expensed, any non-cash charges associated therewith, minus

  (b)
  all non-cash items increasing Consolidated Net Income for such period.

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be paid as dividends to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means (i) any public offering of common stock (other than Disqualified Stock) of the Company or (ii) any unregistered offering of common stock (other than Disqualified Stock) of the Company with net cash proceeds in excess of $50 million.

        "European Economic Area" means the member nations of the European Economic Area pursuant to the Oporto Agreement on the European Economic Area dated May 2, 1992, as amended.

        "Event of Default" has the meaning set forth under "—Events of Default".

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Notes" means new notes of the Company issued in a registered offer made pursuant to a registration statement, or registration statements, filed with, and declared effective by, the Commission offering to exchange such new notes for the Notes or the Additional Notes; provided that such new notes have terms substantially identical in all material respects to the Notes and the Additional Notes for which such offer is being made; provided, further, that the Exchange Notes shall include new Guarantees issued in such exchange offer by the Notes Guarantors in exchange for the existing Notes Guarantees; provided, further, that the Exchange Notes exchanged for the Notes or Additional Notes, as the case may be, and the new Guarantees exchanged for the Notes Guarantees in such exchange offer shall be secured to the same extent, if applicable, on the same terms and under the same conditions, as the Notes or Additional Notes, as the case may be, and the Notes Guarantees.

        "Fair Market Value" means, with respect to any Property, the price that would reasonably be expected to be paid in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

  (a)
  if such Property has a Fair Market Value equal to or less than $50.0 million, by any Officer of the Company; or

  (b)
  if such Property has a Fair Market Value in excess of $50.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 45 days of the relevant transaction and delivered to the Trustee.

        "Fall-Away Event" means the occurrence of the following events:

  (a)
  the Notes have received Investment Grade Ratings from both Rating Agencies;

  (b)
  no Default or Event of Default has occurred and is continuing; and

  (c)
  the Company has delivered to the Trustee an Officers' Certificate certifying as to the events specified in clauses (a) and (b) of this definition.

        "Foreign Restricted Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States or any state thereof or the District of Columbia.

        "Foreign Subsidiary" means any Subsidiary of the Company that is not organized under the laws of the United States of America, any state thereof or the District of Columbia.

        "GAAP" means United States generally accepted accounting principles as in effect from time to time.

        "Guarantee" or "Guaranty" means any obligation, contingent or otherwise, of any Person guaranteeing in any manner any Debt of any other Person; provided, however, that the terms "Guarantee" and "Guaranty" shall not include:

  (a)
  endorsements for collection or deposit in the ordinary course of business; or

  (b)
  a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of "Permitted Investment".

        The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

        "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Agreement or any other similar agreement or arrangement.

        "Holder" means the Person in whose name any Note is registered on the note registrar's books.

        "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

        "Independent Investment Banker" means one of the Reference Treasury Dealers, or if any such firm is unwilling or unable to select to Comparable Treasury Issue, an investment banking firm of national reputation selected by the Company.

        "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to manage fluctuations in interest rates.

        "Investment" by any Person means any direct or indirect loan (other than advances to customers or other persons in the ordinary course of business that are recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others) (but excluding commission, travel and similar advances to officers, directors and employees made in the ordinary course of business) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person; provided that in no event shall the licensing or transfer of know-how or intellectual property or the providing of services, each in the ordinary course of business, be considered an Investment. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as determined in good faith by the Company) of the Capital Stock of such Restricted Subsidiary not sold or disposed.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB—(or the equivalent) by S&P (or the equivalent investment grade rating by another Rating Agency).

        "Issue Date" means the date on which the Notes are initially issued pursuant to the Indenture.

        "Lien" with respect to a Person means, with respect to any Property of such Person, any mortgage or deed of trust, pledge, hypothecation, security interest, lien, fixed or floating charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance or other security agreement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing); provided, that the term "Lien" shall not include any lease properly classified as an operating lease in accordance with GAAP.

        "Liquidity" means the cash and Cash Equivalents on the balance sheet of the Company and its Restricted Subsidiaries plus the Available Credit of the Company and its Restricted Subsidiaries as of a date that is no earlier than three business days prior to the date of determination.

        "Make-Whole Premium" means, with respect to a Note on any date of redemption, the greater of:

  (a)
  1% of the principal amount of such Note; or

  (b)
  the excess of (1) the present value at such date of redemption of (A) the redemption price of such Note at March 1, 2009 (such redemption price being described under "—Optional Redemption") plus (B) all remaining required interest payments (exclusive of interest accrued and unpaid to the date of redemption) due on such Note through March 1, 2009, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the then outstanding principal amount of such Note.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Available Cash" from any Asset Sale means cash payments actually received therefrom by the Company or its Restricted Subsidiaries (including any cash payments actually received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

  (a)
  all legal, title and recording expenses, commissions and other fees and expenses Incurred (including, without limitation, investment banking, sales commissions and relocation expenses), and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

  (b)
  all payments made on any Debt that is secured by any Lien upon Property that is the subject of such Asset Sale, or by applicable law, which are repaid out of the proceeds from such Asset Sale;

  (c)
  all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

  (d)
  any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Notes Guarantees" mean Guarantees on the terms set forth in the Indenture by the Notes Guarantors of the Company's obligations with respect to the Notes.

        "Notes Guarantors" mean each Domestic Restricted Subsidiary on the Issue Date and any other Person that becomes a Guarantor of the Notes pursuant to the covenant described under "—Certain Covenants—Future Notes Guarantors" or who executes and delivers a supplemental indenture to the Indenture providing for a Notes Guaranty.

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

        "Office Campus" means the Company's principal office campus located on North First Street in San Jose, California.

        "Officer" means (i) the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company and (ii) the Treasurer or Assistant Treasurer or Secretary or Assistant Secretary of the Company.

        "Officers' Certificate" means a certificate signed by (x)(i) one officer listed in clause (i) of the definition thereof and (ii) one officer listed in clause (ii) of the definition thereof, or (y) two officers listed in clause (i) of the definition thereof, and, in either case, delivered to the Trustee.

        "Opinion of Counsel" means a written opinion from legal counsel to the Company. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Permitted Business" means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date or any reasonable extension thereof.

        "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

  (a)
  the Company;

  (b)
  any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Permitted Business;

  (c)
  any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, or is liquidated into, the Company or a Restricted Subsidiary, provided that such Person's primary business is a Permitted Business;

  (d)
  cash or Cash Equivalents;

  (e)
  Investments (i) of the types specified in the definition of Cash Equivalents but which mature on dates up to three years from the date of acquisition and (ii) consisting of corporate obligations with long-term ratings of A or better from S&P and A2 or better from Moody's, having maturities of not more than twelve months from the date of acquisition, so long as the aggregate value of the Investments described in clauses (i) and (ii) does not exceed 20% of the value of cash and short-term investments and long-term investments of the types described in the definition of Cash Equivalents and this clause (e), in each case as shown on the Company's most recent balance sheet that has been made publicly available;

  (f)
  receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (and Investments obtained in exchange for or settlement of accounts receivable for which the Company or a Restricted Subsidiary has determined that collection is not likely); provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

  (g)
  commission, entertainment, relocation, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (h)
  loans and advances to, or Guarantees of third party loans to, employees, directors and officers made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and in compliance with applicable laws provided that such loans and advances in the aggregate do not exceed $5.0 million at any one time outstanding;

  (i)
  any acquisition of Property solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) or the transfer on a non-exclusive basis of intellectual property or know-how of the Company;

  (j)
  any Investment received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments, including pursuant to a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or consideration received in settlement of litigation claims in tort, bankruptcy, liquidation, receivership or insolvency or otherwise;

  (k)
  any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under "—Certain Covenants—Limitation on Asset Sales";

  (l)
  Hedging Obligations permitted under the covenant described under "—Certain Covenants—Limitation on Debt;"

  (m)
  prepaid expenses and negotiable instruments held for collection in the ordinary course of business;

  (n)
  lease, utility and workers' compensation, performance and other similar deposits arising in the ordinary course of business;

  (o)
  Investments existing as of the Issue Date and Investments purchased or received in exchange for such Investments, provided that any additional consideration provided by the Company or any Restricted Subsidiary in such exchange shall be not be permitted pursuant to this clause (o);

  (p)
  loans or advances to customers in the ordinary course of business;

  (q)
  any Person engaged in a Permitted Business, provided that such Investments in the aggregate do not exceed 10% of Total Assets at any one time outstanding; and

  (r)
  the Notes, the Exchange Notes, the Additional Notes and the Notes Guarantees.

        "Permitted Joint Venture" means any Person that is, directly or indirectly, engaged principally in a Permitted Business, and the Capital Stock (or securities convertible into Capital Stock) of which is owned by the Company and one or more Persons other than the Company or any Affiliate of the Company.

        "Permitted Junior Securities" means:

  (a)
  Capital Stock in the Company or any Notes Guarantor; or

  (b)
  debt securities (including debt securities that are issued in exchange for Senior Debt) that are subordinated to all Senior Debt to substantially the same extent that, or to a greater extent than, the Notes and the Notes Guarantees are subordinated to Senior Debt and that have a Stated Maturity after (and do not provide for scheduled principal payments prior to) the Stated Maturity of any Senior Debt; provided, however, that, if such Capital Stock or debt securities are distributed in a bankruptcy or insolvency proceeding, such Capital Stock or debt securities are distributed pursuant to a plan of reorganization consented to by each class of Designated Senior Debt.

        "Permitted Liens" means:

  (a)
  Liens on any assets to secure Debt permitted to be Incurred under clause (b) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Debt" and other Obligations related thereto;

  (b)
  Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Debt" and other Obligations related thereto and Liens to secure Capital Lease Obligations and Purchase Money Debt (and other Obligations related thereto) where the aggregate principal amount of such Debt at any time outstanding shall not exceed 10.0% of Total Assets, provided that, in each case, any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed, improved or leased with the proceeds of such Debt and any additions, parts, attachments, fixtures, leasehold improvements, proceeds, improvements or accessions related thereto;

  (c)
  Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

  (d)
  Liens imposed by law or arising by operation of law, including without limitation, landlords', mailmen's, suppliers', vendors', carriers', warehousemen's and mechanics' Liens and other similar Liens, Liens for master's and crew's wages and other similar laws, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and for payment obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

  (e)
  Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety or appeal bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice;

  (f)
  Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

  (g)
  Liens on the Property of a Person existing at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

  (h)
  Liens Incurred or pledges or deposits made by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

  (i)
  utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

  (j)
  Liens existing on the Issue Date not otherwise described in clauses (a) through (i) of this definition;

  (k)
  Liens not otherwise described in clauses (a) through (j) of this definition on the Property of any Restricted Subsidiary that is not a Notes Guarantor to secure any Debt permitted to be Incurred by such Restricted Subsidiary pursuant to the covenant described under "—Certain Covenants—Limitation on Debt";

  (l)
  Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clauses (a), (b), (f), (g), (j), (k), (o), (p), (t), (u), (x) and (y) of this definition; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

  (1)
  the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clauses (a), (b), (f), (g), (j), (k), (o), (p), (t), (u), (x) and (y) of this definition, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture; and

  (2)
  an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing;

  (m)
  judgment Liens not giving rise to a Default or Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (n)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of banker's acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods,

  (o)
  Liens securing obligations of the Company under Hedging Obligations permitted to be Incurred under clause (f) of the second paragraph described under "—Certain Covenants—Limitation on Debt;"

  (p)
  Liens securing reimbursement obligations with respect to commercial letters of credit that encumber cash, documents and other Property relating to such letters of credit and proceeds thereof;

  (q)
  Liens on assets leased to the Company or a Restricted Subsidiary if such lease is properly classified as an operating lease in accordance with GAAP or is a Synthetic Lease of the Office Campus;

  (r)
  Liens arising under consignment or similar arrangements for the sale of goods in the ordinary course of business;

  (s)
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

  (t)
  Liens securing obligations of the Company or any Restricted Subsidiary in respect of a Receivables Program, provided that any such Lien will be limited to the Receivables Program Assets under such Receivables Program;

  (u)
  Liens on cash securing obligations of the Company or a Restricted Subsidiary in connection with or under a Synthetic Lease of the Office Campus;

  (v)
  Liens in favor of the Company;

  (w)
  Liens on Capital Stock of Unrestricted Subsidiaries;

  (x)
  Liens on the Office Campus to secure Debt permitted to be Incurred under clause (l) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Debt";

  (y)
  Liens securing other Debt not exceeding $10.0 million at any time outstanding; and

  (z)
  Liens arising out of transactions relating to tax-planning strategies of the Company and its Restricted Subsidiaries; provided, that all such transactions are between or among Restricted Subsidiaries, the Company and any trustee, transfer agent or escrow agent relating to such tax planning strategies, or any combination of the foregoing parties.

        "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

  (a)
  such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

  (1)
  the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) and all accrued interest then outstanding of the Debt being Refinanced; and

  (2)
  an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

  (b)
  the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;

  (c)
  the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; and

  (d)
  the new Debt shall not be senior in right of payment to the Debt that is being Refinanced, except that in the case of any Debt that Refinances the Convertible Debentures, such Debt may be senior in right of payment to the Convertible Debentures, provided that such Debt is subordinated or pari passu in right of payment to the Notes;

provided, however, that Permitted Refinancing Debt shall not include:

  (x)
  Debt of a Subsidiary that is not a Notes Guarantor that Refinances Debt of the Company or a Notes Guarantor; or

  (y)
  Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

        "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

        "Preferred Stock Dividends" means all dividends (other than dividends paid in Capital Stock of the Company) made with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

        "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of the Indenture, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by an Officer, or otherwise a calculation made in good faith by an Officer after consultation with the independent certified public accountants of the Company.

        "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its fair market value.

        "Purchase Money Debt" means Debt:

  (a)
  consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed; or

  (b)
  Incurred to finance all or any part of the purchase price or cost of an acquisition, construction, improvement, installation or lease by the Company or a Restricted Subsidiary of Property used in the business of the Company and its Restricted Subsidiaries, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction, improvement, installation or lease of such Property by the Company or such Restricted Subsidiary.

        "Rating Agency" means Moody's and S&P (or, if either such entity ceases to rate the Notes for reasons outside the control of the Company, then in place of that entity, any other securities rating organization nationally recognized in the United States and selected by the Company as a replacement agent).

        "Receivables Program" means, with respect to any Person, an agreement or other arrangement or program providing for the advance of funds to such Person against the pledge, contribution, sale or other transfer or encumbrances of Receivables Program Assets of such Person or such Person and/or one or more of its Subsidiaries.

        "Receivables Program Assets" means all of the following Property and interests in Property, including any undivided interest in any pool of any such Property or interests, whether now existing or existing in the future or hereafter arising or acquired:

  (a)
  accounts (as defined in the Uniform Commercial Code or any similar or equivalent legislation as in effect in any applicable jurisdiction);

  (b)
  accounts receivable, general intangibles, instruments, contract rights, documents and chattel paper (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services, no matter how evidenced, whether or not earned by performance);

  (c)
  all unpaid sellers' or lessors' rights (including, without limitation, rescission, replevin, reclamation and stoppage in transit) relating to any of the foregoing or arising therefrom;

  (d)
  all rights to any goods or merchandise represented by any of the foregoing;

  (e)
  all reserves and credit balances with respect to any such accounts receivable or account debtors;

  (f)
  all letters of credit, security or Guarantees of any of the foregoing;

  (g)
  all insurance policies or reports relating to any of the foregoing;

  (h)
  all collection or deposit accounts relating to any of the foregoing;

  (i)
  all books and records relating to any of the foregoing;

  (j)
  all instruments, contract rights, chattel paper, documents and general intangibles relating to any of the foregoing; and

  (k)
  all proceeds of any of the foregoing.

        "Reference Treasury Dealer" means Citigroup Global Markets Inc., Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

        "Refinance" means, in respect of any Debt, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or Repay, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of the covenant described under "—Certain Covenants—Limitation on Asset Sales" and the definition of "Consolidated Interest Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

        "Representative" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Debt.

        "Restricted Payment" means:

  (a)
  any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any such payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

  (b)
  the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company (other than from a Restricted Subsidiary);

  (c)
  the purchase, repurchase, redemption, acquisition or retirement for value, prior to the earliest of the Stated Maturity or the date for any sinking fund or amortization or other installment payment, of any Subordinated Debt (other than the purchase, repurchase, redemption, acquisition or retirement of any Subordinated Debt purchased in anticipation of satisfying a payment at the earliest of the Stated Maturity, or the date of any sinking fund or amortization or other installment obligation, in each case due within one year of the date of purchase, repurchase, redemption, acquisition or retirement); or

  (d)
  any Investment (other than Permitted Investments) in any Person.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "Restructuring Plans" means each of the restructuring plans of the Company and its Subsidiaries as announced by the Company on (1) on October 29, 2002 in the Company's press release and earnings conference call relating to its fourth quarter ended September 28, 2002 and year-end results for fiscal 2002 and (2) on July 10, 2004 in the Company's press release and earnings call relating to its third quarter ended June 26, 2004.

        "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person. Neither a transaction solely between the Company and any of its Restricted Subsidiaries or between any Restricted Subsidiaries of the Company, nor a sale and leaseback transaction that is consummated within 180 days after the purchase of the assets subject to such transaction, shall be considered a Sale and Leaseback Transaction.

        "Securities Act" means the Securities Act of 1933.

        "Senior Credit Facility" means that $500.0 million revolving credit facility entered into among, inter alia, the Company, the Notes Guarantors, the lenders from time to time party thereto, Citibank N.A., as Initial Issuing Bank, Banc of America Securities LLC, as Syndication Agent, Citigroup Global Markets Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers, Deutsche Bank Trust Company Americas, Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of Nova Scotia, as Co-Documentation Agents, and Citicorp, USA, Inc., as Administrative Agent, and Citibank, N.A., as Collateral Agent, including any related notes, collateral documents, letters of credit and documentation and Guarantees and any appendices, exhibits or schedules to any of the foregoing, as any or all of such agreements (or any other agreement that Refinances any or all of such agreements or any of the foregoing other agreements) may be amended, restated, modified or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, Repaid or extended from time to time, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements or otherwise.

        "Senior Debt" means:

  (a)
  all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such post-filing interest is allowed in such proceeding) in respect of:

  (1)
  Debt of the Company for borrowed money; and

    (2)
    Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under the Indenture for the payment of which the Company is responsible or liable;

  (b)
  all Capital Lease Obligations of the Company and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Company;

  (c)
  all obligations of the Company

  (1)
  for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction;

  (2)
  under Hedging Obligations; or

  (3)
  issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under the Indenture; and

  (d)
  all obligations of other Persons of the type referred to in clauses (a), (b) and (c) of this definition for the payment of which the Company is responsible or liable as Guarantor;

provided, however, that Senior Debt shall not include:

  (A)
  Debt of the Company that is by its terms subordinate or pari passu in right of payment to the Notes, including any Subordinated Debt or any Senior Subordinated Debt;

  (B)
  any Debt Incurred in violation of the provisions of the Indenture;

  (C)
  accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

  (D)
  any liability for Federal, state, local or other taxes owed or owing by the Company;

  (E)
  any obligation of the Company to any Subsidiary; or

  (F)
  any obligations with respect to any Capital Stock of the Company.

        "Senior Debt" of any Notes Guarantor has a correlative meaning to the definition of Senior Debt.

        "Senior Subordinated Debt" of the Company means the Notes and any other subordinated Debt of the Company that specifically provides that such Debt is to rank pari passu with the Notes and is not subordinated by its terms to any other Subordinated Debt or other obligation of the Company which is not Senior Debt. "Senior Subordinated Debt" of any Notes Guarantor has a correlative meaning.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission. In no event shall an Unrestricted Subsidiary be considered a Significant Subsidiary for purposes of this definition.

        "Special Interest" has the meaning described under "—Principal, Maturity and Interest."

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption or repurchase provision (but excluding any provision providing for the redemption or repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred). Notwithstanding the foregoing, in the case of the Zero Coupon Debentures, the Stated Maturity shall be September 12, 2005, which is the first date on which the holders of such Zero Coupon Debentures have the right to require the Company to purchase the Zero Coupon Debentures.

        "Subordinated Debt" means any Debt of the Company or any Notes Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the applicable Notes Guaranty, as the case may be, pursuant to a written agreement to that effect. No Debt of the Company or a Notes Guarantor shall be deemed to be subordinated in right of payment to any other Debt of the Company or such Notes Guarantor solely by virtue of any Liens, Guarantees, maturity of payments or structural subordination.

        "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

  (a)
  such Person;

  (b)
  such Person and one or more Subsidiaries of such Person; or

  (c)
  one or more Subsidiaries of such Person.

        "Suspension Period" means any period or periods beginning on the date of a Fall-Away Event and ending on the earlier of (A) the date one or both Rating Agencies withdraw their ratings or downgrade the ratings assigned to the Notes below Investment Grade Ratings or (B) the date on which a Default or Event of Default occurs and is continuing.

        "Synthetic Lease" means an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, for U.S. federal income tax purposes, is characterized as the indebtedness of such Person (without regard to accounting treatment) and any related documents including any refinancings, extensions, renewals, defeasance, amendments, modifications, supplements, restructuring, replacements, refundings, repayments, payments, purchases, redemptions or retirements, or the entering into of other such leases or agreements, in exchange or replacement for, such agreement or lease.

        "Total Assets" means, as of any date of determination, the amount that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Unregistered Senior Debt" means any Senior Debt of the Company or any Subsidiary that was issued in a transaction not registered under the Securities Act or which the Company has not agreed to register the resale of, or exchange for, Senior Debt in a transaction registered under the Securities Act.

        "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary at the time of such designation:

  (a)
  is a Person with respect to which neither the Company nor any Restricted Subsidiary has an obligation to (1) subscribe for additional Capital Stock or (2) maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

  (b)
  has no Debt other than Debt:

  (i)
  as to which neither the Company nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (B) is directly or indirectly liable as a Guarantor or otherwise, or (C) constitutes the lender; provided, however, the Company or a Restricted Subsidiary may loan, advance or extend credit to, or Guarantee the Debt of, an Unrestricted Subsidiary that is permitted under the covenant described under "—Certain Covenants—Limitation on Debt" and "—Certain Covenants—Limitation on Restricted Payments";

  (ii)
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the Notes, the Notes Guarantees or any Guarantee permitted by the proviso to the preceding clause (i)) of the Company or any of its Restricted Subsidiaries, in an aggregate amount greater than $50.0 million or its foreign currency equivalent at the time, to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

  (iii)
  as to which the lenders have been notified in writing or have otherwise agreed in writing that they will not have any recourse to the stock or other Property of the Company or any Restricted Subsidiary, except for Debt that has been Guaranteed by the Company or any Restricted Subsidiary as permitted by the proviso to the preceding clause (i);

  (c)
  does not own any Capital Stock, or hold any Lien on any Property of, the Company or any Restricted Subsidiary; and

  (d)
  is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that could reasonably be expected to be obtained at the time from any Person that is not an Affiliate of the Company or any Restricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted under the covenant described under "—Certain Covenants—Limitation on Restricted Payments." If at any time any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Debt of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date, and, if such Debt is not permitted to be Incurred as of such date under the covenant described under "—Certain Covenants—Limitation on Debt," the Company shall be in default of such covenant. The Board of Directors may at any time designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (1) all Liens and Debt of such Unrestricted Subsidiary outstanding immediately following such designation, would, if Incurred at such time, have been permitted to be Incurred under the Indenture, and (2) no Default or Event of Default would occur or be continuing follow such designation. The term "Unrestricted Subsidiary" shall also include any Subsidiary of an Unrestricted Subsidiary.

        "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than the U.S. dollar, at or as of any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters (or, if Reuters ceases to provide such spot quotations, by any other reputable service as is providing such spot quotations, as selected by the Company) at approximately 11:00 a.m. (New York City time) on a day not more than two business days prior to such determination.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Capital Stock of which (except directors' qualifying shares or shares required by applicable law to be held by third persons) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Restricted Subsidiaries.

        "Zero Coupon Debentures" means the Zero Coupon Convertible Subordinated Debentures due 2020 of the Company.

BOOK-ENTRY SYSTEM

        The exchange notes will be represented by permanent global notes in definitive, fully registered book-entry form (each, a "global security") which will be registered in the name of a nominee of The Depository Trust Company, or DTC, and deposited on behalf of purchasers of the exchange notes represented thereby with the trustee as custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at DTC.

        You may hold your beneficial interests in a global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC (called "participants").

        Ownership of beneficial interests in global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such global security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        Payment of principal of and interest on the exchange notes represented by a global security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented thereby for all purposes under the indenture. We expect that upon receipt of any payment of principal of or interest on any global security, DTC will credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such global security as shown on the records of DTC. We expect that payments by participants or indirect participants to owners of beneficial interests in a global security held through such participants or indirect participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants or indirect participants.

        Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in a global security for any exchange notes or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in a global security owning through such participants.

        A global security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A global security is exchangeable for certificated notes only if:

  •
  DTC notifies us that it is unwilling or unable to continue as a depositary for such global security or if at any time DTC ceases to be a "Clearing Agency" registered under the Exchange Act, and a successor depository is not appointed by us within 90 days or

  •
  there shall have occurred and be continuing a default or event of default with respect to the notes represented by the global security.

        Any global security that is exchangeable for certificated notes pursuant to one of the provisions set forth above will be exchanged for certificated notes in authorized denominations and registered in such names as DTC or any successor depositary holding such global security may direct. Subject to the foregoing, a global security is not exchangeable, except for a global security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a global security becomes exchangeable for certificated notes:

  •
  certificated notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof,

  •
  payment of principal of, and premium, if any, and interest on, the certificated notes will be payable, and the transfer of the certificated notes will be registrable, at our office or agency maintained for such purposes, and

  •
  no service charge will be made for any registration of transfer or exchange of the certificated notes, although we may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

        So long as DTC or any successor depositary for a global security, or any nominee, is the registered owner of such global security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global security for all purposes under the indenture and the notes. Except as set forth above, owners of beneficial interests in a global security will not be entitled to have the notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owners or holders of any notes under such global security. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC or any successor depositary, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understands that under existing industry practices, in the event that we requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        DTC has advised the Company that DTC is:

  •
  a limited-purpose trust company organized under the laws of the State of New York,

  •
  a member of the Federal Reserve System,

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations some of whom, or their representatives, own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, called indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OFFER; REGISTRATION RIGHTS

        Sanmina-SCI and the notes guarantors entered into a registration rights agreement with the initial purchasers in connection with the initial private placement of the notes. Under this registration rights agreement, Sanmina-SCI and the notes guarantors have agreed to consummate the exchange offer in this prospectus. For details regarding the exchange offer, see "The Exchange Offer."

        In the event that:

  (1)
  applicable interpretations of the staff of the SEC do not permit us to effect the registered exchange offer;

  (2)
  for any other reason

  •
  the registration statement of which this prospectus forms a part, the "exchange offer registration statement," is not declared effective within 180 days after the date of the original issuance of the notes, or

  •
  the registered exchange offer is not consummated within 215 days after the original issuance of the original notes,

  (3)
  the initial purchasers so request with respect to notes held by them that are not eligible to be exchanged for exchange notes in the registered exchange offer; or

  (4)
  any holder of notes (other than an initial purchaser) notifies us in writing that:

  •
  it is not eligible to participate in the registered exchange offer, or

  •
  it may not resell the exchange notes to be acquired by it in the registered exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate for such resales by such holder, then we will, at our cost, use our reasonable efforts to:

  (1)
  as promptly as practicable and, in any event, no later than 45 days after we become aware that such filing obligation arises, file with the SEC a shelf registration statement covering resales of all transfer restricted notes (as defined in the registration rights agreement) the holders of which have provided the selling stockholder information;

  (2)
  cause the shelf registration statement to be declared effective under the Securities Act no later than 90 days after the filing of the shelf registration statement; and

  (3)
  keep the shelf registration statement continuously effective, subject to certain exceptions, until the earlier of:

  •
  two years or such shorter period as may be established by any amendment to the two-year period set forth in Rule 144(k) under the Securities Act following the date of original issuance of the original notes; or

  •
  the date immediately following the date that all transfer restricted notes covered by the shelf registration statement have been sold pursuant thereto or otherwise cease to be transfer restricted notes, which we refer to as the effectiveness period.

        In the case of original notes that are transfer restricted notes, we will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus that is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are reasonably required to permit unrestricted resales within the United States of the transfer restricted notes. A holder selling transfer restricted notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreements which are applicable to such holder, including indemnification obligations.

        We may require each holder requesting to be named as a selling security holder in the shelf registration statement to furnish to us such information, or the selling stockholder information, regarding the holder and the distribution of the notes by the holder as we may from time to time reasonably require for the inclusion of the holder in the shelf registration statement. We may refuse to name as a selling security holder any holder that fails to provide us with the selling stockholder information.

        If:

  (1)
  on or prior to the 90th day following the date of the original issuance of the notes, an exchange offer registration statement has not been filed with the SEC or the shelf registration statement has not been filed with the SEC on or prior to the 45th day following the date the obligation to file such shelf registration statement arises;

  (2)
  on or prior to the 180th day following the date of original issuance of the original notes, the exchange offer registration statement has been filed but has not been declared effective or on or prior to the 90th day following the date of filing the shelf registration statement, the shelf registration statement has not been declared effective;

  (3)
  on or prior to the 215th day following the date of original issuance of the original notes, neither the registered exchange offer has been consummated nor the shelf registration statement if filed has been declared effective; or

  (4)
  after either the exchange offer registration statement or the shelf registration statement has been declared effective, such registration statement thereafter ceases to be effective or usable, subject to certain exceptions in connection with resales of notes in accordance with and during the periods specified in the registration rights agreement, with each such event referred to in clauses (1) through (4), as registration default, then interest, which we refer to as special interest, will accrue on the principal amount of the applicable notes which have not been registered and the applicable exchange notes specified in clause (4) above (in addition to the stated interest on the notes specified in clause (4) above) from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured. Special interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such registration default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum. We will pay special interest, if any, on regular interest payment dates in the same manner as other interest. We will not pay special interest with respect to more than one registration default at a time.

        No holder of notes that, in either case, are not transfer restricted notes shall be entitled to special interest payable in connection with the shelf registration statement unless and until such holder shall have provided to us the selling stockholder information reasonably requested from the holder by us for use in connection with the shelf registration statement.

        The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which has been filed as an exhibit to this exchange offer registration statement.

DESCRIPTION OF MATERIAL DEBT

        The following summary of the principal terms of the instruments governing our material debt does not purport to be a complete description of all of the terms of these instruments and may not contain all of the information that may be important to you.

        10.375% Senior Secured Notes due January 2010.    On December 23, 2002, we issued $750.0 million in aggregate principal amount of 10.375% Senior Secured Notes due January 15, 2010, or the original notes, in a private placement to qualified institutional buyers. The original notes were issued pursuant to an indenture, dated as of December 23, 2002, among us, the notes guarantors (as defined in the indenture) and State Street Bank and Trust Company of California, N.A., as trustee. In July 2003, we completed an exchange offer pursuant to which substantially all of the original notes were exchanged for notes registered under the Securities Act that we refer to as the 10.375% Senior Secured Notes. The 10.375% Senior Secured Notes evidence the same debt as the original notes and are issued under and entitled to the benefits of the same indenture that governed the original notes except that they are not subject to transfer restrictions.

        Interest on the 10.375% Senior Secured Notes is payable semi-annually on each January 15 and July 15. The 10.375% Senior Secured Notes are fully and unconditionally guaranteed on a senior basis by substantially all of our United States subsidiaries and are secured by a second priority security interest in:

  •
  substantially all of our assets;

  •
  substantially all of the assets of our United States subsidiaries, with limited exceptions;

  •
  a pledge of all capital stock of substantially all of our United States subsidiaries, with limited exceptions;

  •
  a pledge of 65% of the capital stock of certain of our and our United States subsidiaries' first-tier foreign subsidiaries, with limited exceptions; and

  •
  mortgages on certain domestic real estate.

        We may redeem the 10.375% Senior Secured Notes, in whole or in part, at any time prior to January 15, 2007 at a redemption price equal to the principal amount plus accrued interest to but excluding the redemption date plus a make-whole premium specified in the indenture. Beginning on January 15, 2007, we may redeem the notes, in whole or in part, at a redemption price of 105.188% if redeemed during the 12-month period beginning January 15, 2007, 102.594% if redeemed during the 12-month period beginning January 15, 2008 and 100.000% on and after January 15, 2009. In addition, prior to January 15, 2006, we may redeem up to a maximum of 35% of the aggregate principal amount of the 10.375% Senior Secured Notes with the net proceeds of certain equity offerings specified in the indenture at a redemption price equal to 110.375%, plus accrued and unpaid interest to but excluding the redemption date.

        The holders of the 10.375% Senior Secured Notes may require us to repurchase the 10.375% Senior Secured Notes upon the occurrence of a change of control as defined in the indenture for the 10.375% Senior Secured Notes.

        The indenture includes covenants that, among other things, limit in certain respects our ability and the ability of our restricted subsidiaries to:

  •
  incur additional debt, including guarantees by our restricted subsidiaries:

  •
  make investments and other restricted payments, pay dividends on our capital stock, or redeem or repurchase our capital stock or subordinated obligations, subject to certain exceptions;

  •
  create specified liens;

  •
  sell assets;

  •
  create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

  •
  engage in transactions with affiliates;

  •
  engage in sale and leaseback transactions;

  •
  consolidate or merge with or into other companies or sell all or substantially all of our assets; and

  •
  amend the security documents relating to the collateral.

        In the event that we obtain the investment grade rating specified in the indenture and certain other conditions are met, the collateral securing the 10.375% Senior Secured Notes will be permanently released, and we will no longer be required to comply with certain of the indenture covenants specified above for as long as we retain the investment grade rating specified in the indenture.

        Zero Coupon Convertible Subordinated Debentures Due 2020.    On September 12, 2000, we issued $1.66 billion in aggregate principal amount at maturity of Zero Coupon Convertible Subordinated Debentures due September 12, 2020, or the Zero Coupon Debentures, pursuant to an indenture, dated as of September 12, 2000, between us and Wells Fargo Bank, N.A., as successor by merger to Wells Fargo Bank Minnesota, National Association, as trustee. The Zero Coupon Debentures were issued at an issue price of $452.89 per debenture. The Zero Coupon Debentures accrue original issue discount, and as a result, we do not pay interest on the Zero Coupon Debentures prior to maturity. The issue price of each debenture represents a yield to maturity of 4% per year, computed on a semi-annual basis. The Zero Coupon Debentures are subordinated to the prior payment of all senior debt, as defined in the indenture. The Zero Coupon Debentures are currently convertible into our common stock, at the option of the holder, at a ratio of approximately 6.4826 shares per $1,000 principal amount at maturity subject to adjustment in certain events. The Zero Coupon Debentures are redeemable at our option on or after September 12, 2005 at an aggregate purchase price equal to the issue price plus accrued original issue discount through the redemption date. The Zero Coupon Debentures are also subject to repurchase, at the option of the holder, on September 12, 2005, September 12, 2010, and September 12, 2015 at $552.08, $672.98, and $820.35, respectively, per $1,000 principal amount at maturity of the Zero Coupon Debentures. At our option, and subject to certain conditions, we may elect to pay the repurchase price in cash or shares of our common stock.

        The holders of the Zero Coupon Debentures may require us to repurchase the Zero Coupon Debentures upon the occurrence of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not all or substantially all common stock that:

  •
  is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange; or

  •
  is approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

        On March 25, 2005, we completed a tender offer for approximately $400 million accreted value of Zero Coupon Debentures at a tender price of $543.75 per $1,000 principal amount at maturity.

        3% Convertible Subordinated Notes due 2007.    On March 15, 2000, SCI issued $575.0 million aggregate principal amount of its 3% Convertible Subordinated Notes due March 15, 2007, or the 3%

Notes, pursuant to an indenture, dated as of March 15, 2000, between SCI and Bank One Trust Company, National Association, as trustee. Interest on the 3% Notes is payable semi-annually on each March 15 and September 15. In connection with our acquisition of SCI, we entered into a supplemental indenture with respect to the 3% Notes providing a guaranty for the 3% Notes and allowing for the conversion of the 3% Notes into shares of our common stock at a conversion price of $41.35 per share, subject to adjustment in certain events. The 3% Notes, including the guarantee thereof, are subordinated in right of payment to all existing and future senior debt, as defined in the indenture. The 3% Notes are redeemable at SCI's option at any time on or after March 20, 2003 at a purchase price equal to 101.71% of the outstanding aggregate principal amount of the 3% Notes plus accrued interest thereon, with such purchase price declining ratably until maturity.

        The holders of the 3% Notes may require us to repurchase the 3% Notes upon the occurrence of a termination of trading or a change of control. A termination of trading will be deemed to have occurred if our common stock is not (or other securities into which the 3% Notes are convertible are not):

  •
  listed for trading on a United States national securities exchange; or

  •
  approved for trading on the Nasdaq National Market or other established automated over-the-counter trading market in the United States.

        A change of control will be deemed to have occurred if any of the following occurs:

  •
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of then outstanding securities entitled to vote generally in the election of our directors;

  •
  we consolidate with or merge into another person, or any other person merges into us, and in any such event our outstanding common stock is reclassified into or exchanged for any other property or securities, other than pursuant to a transaction in which our stockholders immediately before such transaction own, directly or indirectly shares of our voting stock representing:

  •
  at least a majority of the combined voting power of then outstanding securities entitled to vote generally in the election of directors of the corporation resulting from such transaction, and

  •
  substantially the same respective proportions of the corporation resulting from such transaction as their ownership of our voting stock immediately before such transaction;

  •
  we and our subsidiaries, taken as a whole, sell, assign, convey, transfer or lease all or substantially all of our asset or our assets and assets of our subsidiaries, taken as whole, other than pursuant to sale, assignment, conveyance, transfer or lease to one or more of our wholly-owned subsidiaries; or

  •
  individuals who on March 15, 2000 constituted our board of directors, together with any new director whose election or nomination for election was approved by a majority of our directors then in office who were previously either our directors on March 15, 2000 or whose election or nomination for election was so previously approved, cease for any reason to constitute a majority of our board of directors or the board of directors of our successor corporation.

        However, a change of control will not be deemed to have occurred, under the first three bullets above, if either:

  •
  the last sales price of our common stock for any five trading days during the ten consecutive trading days immediately (a) after the later of the occurrence or public announcement of a change of control under the first bullet above, or (b) preceding a change of control under the second or third bullet above, in any such event, is at least equal to 105% of the conversion price in effect on such day; or

  •
  if at least 90% of the consideration in the change of control transaction consists of shares of capital stock traded on a United States national securities exchange or quoted on the Nasdaq National Market or other established automated over-the-counter trading market in the United States and as a result of such transaction, the 3% Notes become convertible solely into such capital stock.

        Senior Secured Credit Facility.    On October 26, 2004, we entered into a senior secured credit facility providing for a $500 million revolving credit facility, with a $150 million letter of credit sub-limit, terminating on October 26, 2007. There is currently $500 million available to us for borrowing under the senior secured credit facility.

        Our obligations under the credit facility are secured, subject to permitted liens, by a first priority security interest in:

  •
  substantially all of our assets;

  •
  substantially all of the assets of our United States subsidiaries, with limited exceptions;

  •
  a pledge of all capital stock of substantially all of our United States subsidiaries, with limited exceptions;

  •
  a pledge of 65% of the capital stock of certain of our and our United States subsidiaries' first-tier foreign subsidiaries, with limited exceptions; and

  •
  mortgages on certain domestic real estate.

        All of our domestic subsidiaries guaranteed, and our future domestic subsidiaries will guarantee, the obligations under the credit facility, subject to some limited exceptions. Each subsidiary guarantee under the credit facility is secured, subject to permitted liens, by a security interest in substantially all of the assets of each subsidiary guarantor, as well as a pledge of the stock of such subsidiary's domestic subsidiaries and a pledge of 65% of the stock of such subsidiary's first tier foreign subsidiaries, subject in each case to limited exceptions. In addition, we and certain of our subsidiaries have granted mortgages on real property to secure the obligations under the credit agreement and guarantees. The credit facility provides for the collateral to be released at such time as our 10.375% Senior Secured Notes due January 15, 2010 have been paid in full, our long-term unsecured noncredit enhanced debt shall be rated not less than BB by Standard & Poor's and Ba2 by Moody's and we are in pro forma compliance with the covenants contained in the credit facility.

        The credit facility requires us to comply with a fixed charge coverage ratio and a leverage ratio. Additionally, the credit facility contains numerous affirmative covenants, including covenants regarding the payment of taxes and other obligations, maintenance of insurance, reporting requirements and compliance with applicable laws and regulations. Further, the credit facility contains negative covenants limiting our ability and the ability of our subsidiaries, among other things, to incur debt, grant liens, make acquisitions, make certain restricted payments, sell assets and enter into sale and leaseback transactions. The events of default under the credit facility include payment defaults, cross defaults with certain other indebtedness, breaches of covenants and bankruptcy events.

IMPORTANT U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This section summarizes certain material U.S. federal income tax considerations relating to the exchange offer. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing authorities. These authorities may change, or the Internal Revenue Service (the "IRS") or a court might interpret the existing authorities differently, possibly on a retroactive basis. In either case, the tax consequences of purchasing, owning or disposing of notes could differ from those described below. The summary generally applies only to "U.S. Holders" that hold the notes as "capital assets" (generally, for investment). For this purpose, U.S. Holders include citizens or residents of the U.S. and corporations organized under the laws of the U.S. or any state. Trusts are U.S. Holders if they are subject to the primary supervision of a U.S. court and the control of one of more U.S. persons, and estates are U.S. Holders if their income is subject to U.S. income tax regardless of its source. For U.S. federal income tax purposes, income earned through a foreign or domestic partnership or other flow-through entity is attributed to its owners. Accordingly, if a partnership or other flow-through entity holds notes, the tax treatment of a holder will generally depend on the status of the partner or other owner and the activities of the partnership or other entity. The summary generally does not address tax considerations that may be relevant to particular investors because of their specific circumstances, or because they are subject to special rules. Finally, the summary does not describe the effect of the U.S. federal estate and gift tax laws or the effects of any applicable foreign, state, or local laws.

        Investors should consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences of federal estate and gift tax laws, foreign, state and local laws, and tax treaties.

        The exchange of original notes for exchange notes pursuant to the exchange offer will not be a taxable exchange for U.S. federal income tax purposes. Accordingly, a holder should have the same adjusted basis and holding period in the exchange notes as the holder had in the original notes immediately before the exchange.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after consummation of this exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests it in the letter of transmittal for use in connection with any such resale. In addition, until October 7, 2005, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by brokers-dealers or any other persons. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to this exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

        The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus to make the statements in the prospectus not misleading, which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the prospectus until we have notified the broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to the broker-dealer.

LEGAL MATTERS

        Certain legal matters relating to the validity of the notes offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Mario M. Rosati, a member of our board of directors and Christopher D. Mitchell, our secretary, are members of Wilson Sonsini Goodrich & Rosati, Professional Corporation. Certain legal matters relating to the existence and corporate power of, and the due authorization, execution and delivery of the Notes Guarantees by the Notes Guarantors organized in Alabama, Colorado, Massachusetts, North Carolina and Wisconsin will be passed on for us by Christian & Small LLP, Deutsch Williams Brooks DeRensis & Holland, P.C., Holland & Hart LLP, and Rayburn Cooper & Durham, P.A.

EXPERTS

        The consolidated financial statements of Sanmina-SCI Corporation as of October 2, 2004, and September 27, 2003, and for each of the years in the three-year period ended October 2, 2004, and financial statement schedule have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the October 2, 2004, consolidated financial statements refers to the company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" on September 30, 2001.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus, which constitutes a part of the registration statement on Form S-4 that we have filed with the SEC under the Securities Act, does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. We are referring you to the registration statement and to the exhibits for further information with respect to us and the exchange notes. The statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

        We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such material by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. You can also find our SEC reports at the SEC website (http://www.sec.gov). Such reports, proxy statements and other documents and information concerning us are also available for inspection at the offices of Nasdaq, 1735 K Street, N.W., Washington D.C. 20006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are filing with the SEC a registration statement on Form S-4 relating to the exchange notes. This prospectus is a part of the registration statement, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. In addition, as allowed by the SEC's rules, this prospectus incorporates by reference important business and financial information about us that is not included or delivered with this prospectus.

        We have filed the following documents with the SEC which are incorporated into this prospectus by reference:

  (1)
  Our annual report on Form 10-K for the year ended October 2, 2004, including the information incorporated by reference from our proxy statement relating to our annual meeting of stockholders; and

  (2)
  Our quarterly reports on Form 10-Q for the quarters ended January 1, 2005 and April 2, 2005.

        All documents subsequently filed by Sanmina-SCI pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the exchange notes offered by this prospectus shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a free copy of any of our filings with the SEC by writing or telephoning Sanmina-SCI at Sanmina-SCI Corporation, 2700 North First Street, San Jose, California 95134, (408) 964-3500. In order to obtain timely delivery of such documents, holders of original notes must request this information no later than five business days prior to the expiration date of the exchange offer for the original notes.

$400,000,000

Offer To Exchange

6 3/4% Senior Subordinated Notes due 2013

Registered under the Securities Act

for

All Outstanding 6 3/4% Senior Subordinated Notes due 2013

of

Sanmina-SCI Corporation

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after consummation of this exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests it in the letter of transmittal for use in connection with any such resale. In addition, until October 7, 2005, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

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TABLE OF CONTENTS
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
SUMMARY
Sanmina-SCI Corporation
Recent Developments
The Exchange Offer
The Notes
Ratio of Earnings to Fixed Charges
RISK FACTORS
Risks Relating to the Exchange Offer
Risks Relating to an Investment in the Exchange Notes
Risks Relating to Our Business
DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS
USE OF PROCEEDS
SELECTED CONSOLIDATED FINANCIAL DATA
THE EXCHANGE OFFER
DESCRIPTION OF NOTES
BOOK-ENTRY SYSTEM
EXCHANGE OFFER; REGISTRATION RIGHTS
DESCRIPTION OF MATERIAL DEBT
IMPORTANT U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE